UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12
Opendoor Technologies Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Opendoor Stockholder:
I am pleased to invite you to the Annual Meeting of Stockholders of Opendoor Technologies Inc., which will be held on Wednesday, May 25, 2022, at 9:30 a.m. Pacific Time. The annual meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPEN2022. For further information on how to participate in the meeting, please see “General Information About Voting and the Annual Meeting” in the accompanying proxy statement.
We are pleased to make our annual report and proxy materials available to stockholders over the Internet under the U.S. Securities and Exchange Commission's Notice and Access rules. We believe this electronic delivery option provides our stockholders with information in a more timely, cost-efficient, and environmentally conscious manner versus providing materials in paper form.
It is very important that your shares be represented and voted at the annual meeting regardless of whether you plan to attend virtually. The accompanying proxy statement contains information about the matters on which you are being asked to vote, as well as specific instructions for voting over the telephone or via the Internet, or submitting your proxy. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. You are encouraged to read the materials carefully and vote in accordance with the recommendations of the Board of Directors.
Thank you for your investment in Opendoor. We appreciate your support.
Sincerely,

Eric Wu
Chairman of the Board and Chief Executive Officer
April 8, 2022

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85281

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
2022 Annual Meeting Information

Time:
9:30 a.m. Pacific Time

Date:
May 25, 2022

Place:
Online only via live audio webcast at
www.virtualshareholdermeeting.com/
OPEN2022
Your vote is important regardless of the number of shares you own. To ensure that a quorum is present at the Annual Meeting, please vote your shares over the Internet or by telephone, or, if you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed envelope, whether or not you expect to attend the Annual Meeting. We encourage stockholders to submit their proxy via telephone or online. If you decide to attend the Annual Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Opendoor Technologies Inc. (the “Annual Meeting”) will be held on Wednesday, May 25, 2022, at 9:30 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPEN2022 and entering your control number included in your Notice of Internet Availability of Proxy Materials, proxy card or the instructions that accompanied your proxy materials. At the Annual Meeting, stockholders will consider and vote on the following matters:
MATTER
The election of Adam Bain, Pueo Keffer and John Rice as Class II Directors, each for a three-year term ending at the 2025 Annual Meeting of Stockholders
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022
The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers
The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment thereof.
Stockholders of record at the close of business on Tuesday, March 29, 2022, are entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Vanessa Gage, Secretary, at investors@opendoor.com, stating the purpose of the request and providing proof of ownership of Opendoor stock. The complete list of these stockholders will be available to stockholders during the meeting at www.virtualshareholdermeeting.com/OPEN2022.
By Order of the Board of Directors,

Vanessa Gage
Secretary
April 8, 2022

PROXY STATEMENT SUMMARY
Proposals
This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as our annual report to stockholders for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) carefully before voting.
Proposal 1	Board Recommendation and Page Number
Election of three Class II Directors for a three-year term ending at the 2025 Annual Meeting of Stockholders	The Board recommends a vote “FOR” Adam Bain, Pueo Keffer and John Rice.
See “Proposal One – Election of Directors” beginning on page 9 of this proxy statement.
Directors

				Committee Membership
Name	Primary Occupation	Age*	Independent	A	C	G
Eric Wu (Chairperson)	Chair & CEO, Opendoor Technologies	39
Adam Bain **	Co-Managing Partner, 01 Advisors	48	•	•	•
Cipora Herman	CFO, LA28, The Los Angeles Organizing Committee for the Olympic & Paralympic Games 2028	48	•	CHAIR +
Jonathan Jaffe	Co-CEO, Co-President & Director, Lennar Corporation	62	•			•
Pueo Keffer **	Managing Director, Access Technology Ventures	40	•	•
Jason Kilar	CEO, Warner Media, LLC	50	•			CHAIR
John Rice **	CEO, Management Leadership for Tomorrow	55	•			•
Glenn Solomon	Managing Partner, GGV Capital	53	•		CHAIR
* Ages are as of April 8, 2022	CHAIR = Committee Chair + = Financial Expert	A = Audit Committee C = Compensation Committee G = Nominating and Corporate Governance Committee
** Class II director nominee
Director Highlights
One of the primary functions of our Board is to provide oversight and strategic guidance to senior management, including overseeing management's performance relative to our goals and objectives and ensuring that the long-term interests of our stockholders are being served. It is therefore essential that the Board be composed of directors who are qualified to effectively support our growth and commercial strategy. We believe that our directors bring a well-rounded variety of experience, industry backgrounds and diversity to the Board and represent an effective mix of skills and perspectives to meet the challenges of our commercial and strategic goals.
Balanced Mix of Skills, Qualifications and Experience

(1)	Experience as a senior executive in the real estate or technology industry
Opendoor Technologies Inc. // 2022 Proxy Statement	1

(2)	Significant public company governance, risk management and compliance experience, including experience serving on a board of directors of similar complexity to Opendoor
(3)	Served as a Chief Executive Officer, Chief Financial Officer or other executive officer of a public company
(4)	Self-identifies as having diverse characteristics (race, gender, ethnicity, religion, nationality, disability, sexual orientation or cultural background)
Corporate Governance Highlights
Opendoor is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.
Independent Oversight
• 7 of 8 directors are independent (all except for the Chief Executive Officer)

• Regular executive sessions of non-employee directors at Board meetings and committee meetings

• Unrestricted access to Company management

• 100% independent Board committees

• Active Board and committee oversight of the Company's strategy and risk management

Board Composition and Effectiveness
• Directors possess deep and diverse sets of skills and expertise relevant to oversight of the Company's business operations and strategy

• Annual assessment of director skills to ensure Board meets the Company's evolving oversight needs

• The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness

• 38% of directors self-identify as having diverse characteristics

• Annual Board and committee self-evaluations

• New director orientation and periodic ongoing education

Stockholder Rights	• One class of common stock, with each share entitled to one vote • No stockholder rights plan in place • Stockholder communication process for communicating with the Board
Good Governance Practices
• Code of Business Conduct and Ethics applicable to directors and all employees

• Insider Trading and Trading Window Policy prohibits hedging transactions, short sales and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees

• Independent compensation consultant engaged by the Compensation Committee for objective advice

• Change-in-control payments and benefits are double-trigger arrangements

2	Opendoor Technologies Inc. // 2022 Proxy Statement

Proposal 2	Board Recommendation and Page Number
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Opendoor's independent registered public accounting firm for the fiscal year ending December 31, 2022.
See “Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 46 of this proxy statement.
Proposal 3	Board Recommendation and Page Number
Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (Say-on-Pay Vote)	The Board recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

See “Proposal Three - Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers (“Say-on-Pay Vote”)” beginning on page 48 of this proxy statement and “Executive Compensation” beginning on page 20 of this proxy statement.

Executive Compensation Highlights
We maintain a market-competitive compensation program which enables us to attract, motivate and retain highly qualified executives who can achieve our business objectives. In addition, our program is heavily weighted towards equity compensation, thereby enabling us to closely align the interests of our executive officers with the interests of our stockholders.
To ensure that we are able to achieve these objectives, we adhere to the following best practices:
Compensation Committee
• Consists solely of independent directors

• Retains its own independent compensation consultant that performs no other consulting or other services for Opendoor

• Conducts annual review of compensation strategy and program, including review and determination of compensation peer group used for comparative purposes

Chief Executive Officer Compensation at risk	• Nearly all Chief Executive Officer 2021 target total direct compensation (99%) is at risk
Other Elements of Compensation Program Design
• Change-in-control payments and benefits for executive officers are double-trigger arrangements

• Annual stockholder advisory vote on named executive officer compensation

• No re-pricing of stock options without stockholder approval under 2020 Plan

• No tax reimbursement payments (including gross ups) on severance or change in control payments or benefits

• No pension arrangements or retirement plans or arrangements offered to executive officers different from or in addition to those offered to other employees

• Executive officers participate in broad-based, company-sponsored health and welfare benefit programs on the same basis as other full-time, salaried employees

• Executive officers and other employees prohibited from hedging their interests in Opendoor equity securities

Investor Engagement
Opendoor engages with investors and analysts through conference calls, industry conferences, one-on-one meetings and teleconferences. We typically discuss our financial position, strategic priorities, business outlook and other topics of prime importance to investors. As we continue to grow as a public company, we will engage with our stockholders regarding our corporate governance practices. We are committed to maintaining an active dialogue with investors to better understand their perspectives and consider their ideas as we continue to evolve our corporate governance and business practices and public disclosures.
Opendoor Technologies Inc. // 2022 Proxy Statement	3

Business Combination
Opendoor was formed through a business combination with Social Capital Hedosophia Holdings Corp. II (“SCH”), a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Business Combination, pursuant to which Opendoor Labs Inc. became a wholly owned subsidiary of SCH and SCH changed its name from “Social Capital Hedosophia Holdings Corp. II” to “Opendoor Technologies Inc.,” was completed on December 18, 2020.
In this proxy statement, unless the context requires otherwise, references to “Opendoor,” the “Company,” “we,” “us” and “our,” and similar references, refer to Opendoor Technologies Inc. and its wholly owned subsidiaries following the Business Combination.
4	Opendoor Technologies Inc. // 2022 Proxy Statement

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85281
PROXY STATEMENT
For the 2022 Annual Meeting of Stockholders
to Be Held on Wednesday, May 25, 2022
GENERAL INFORMATION ABOUT VOTING
AND THE ANNUAL MEETING
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Opendoor Technologies Inc. (the “Company”, “Opendoor”, “we” or “us”) for use at the Company's 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 25, 2022, at 9:30 a.m. Pacific Time, and at any postponement, continuation or adjournment thereof.
Due to the ongoing public health impact of the COVID-19 pandemic, and to support the health and well-being of our stockholders, this year's Annual Meeting will be held in a virtual meeting format only. To participate in our virtual Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, visit www.virtualshareholdermeeting.com/OPEN2022 with your 16-digit control number included in the Internet Notice, proxy card or the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your bank or broker, follow the instructions from your bank or broker. You may be required to provide a legal proxy from your bank or broker. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting, but will not be able to vote your shares. Instructions on how to connect and participate via the Internet are posted at www.virtualshareholdermeeting.com/OPEN2022.
Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to Be Held on May 25, 2022:
This proxy statement and our 2021 Annual Report are available for viewing, printing and downloading at www.virtualshareholdermeeting.com/OPEN2022.
Opendoor's Voting Securities
Holders of record of our common stock at the close of business on Tuesday, March 29, 2022 (the “Record Date”) will be entitled to notice of, and such stockholders and holders of a valid proxy will be entitled to vote at, the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting. On that date, 623,394,756 shares of our common stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of common stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.
Notice of Internet Availability of Proxy Materials. As permitted by the Securities and Exchange Commission (the “SEC”) rules, Opendoor is making this proxy statement and its 2021 Annual Report available to its stockholders electronically via the Internet. On or about April 8, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important
Opendoor Technologies Inc. // 2022 Proxy Statement	5

information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in those materials.
Voting Your Shares
If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the Internet, by telephone or by mail, or you may vote electronically during the Annual Meeting.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need your control number)	You may vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card.
If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/OPEN2022 during the Annual Meeting while the polls are open (you will need your control number)

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 24, 2022. We encourage stockholders to submit their proxy via telephone or online.
If the shares you own are held in your bank or brokerage firm account in a fiduciary capacity (typically referred to as being held in “street name”), you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker.
Attending the Annual Meeting Online
To participate in our virtual Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, visit www.virtualshareholdermeeting.com/OPEN2022 with your 16-digit control number included in the Internet Notice, proxy card or the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your bank or broker, follow the instructions from your bank or broker. You may be required to provide a legal proxy from your bank or broker. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting, but will not be able to vote your shares. Instructions on how to connect and participate via the Internet are posted at www.virtualshareholdermeeting.com/OPEN2022.
Even if you plan to attend the live audio webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
Technical Difficulties
We will have technicians ready to assist you with any technical difficulties you may have when accessing the Annual Meeting live audio webcast. Please be sure to check in by 9:00 a.m. Pacific Time on May 25, 2022, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please call the phone number listed at www.virtualshareholdermeeting.com/OPEN2022.
6	Opendoor Technologies Inc. // 2022 Proxy Statement

Questions and Answers during the Annual Meeting
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder by following the procedures outlined above will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two-question limit;
•	in furtherance of the stockholder's personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the chair of the Annual Meeting or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” posted at www.virtualshareholdermeeting.com/OPEN2022 for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
Recommendations of the Board
At the Annual Meeting, our stockholders will be asked to vote on the proposals set forth below. The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or over the Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board's recommendations as follows:
“FOR” the election of Adam Bain, Pueo Keffer and John Rice as Class II directors;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;
“FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;
In the discretion of the persons appointed as proxies on any other items that may properly come before the Annual Meeting.
Broker Non-Votes
If the shares you own are held in street name through a bank or brokerage firm, the bank or brokerage firm is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held in your account. Under applicable stock exchange rules, if you do not instruct your broker on how to vote your shares, your broker will be able to vote your shares with respect to certain “routine” matters but will not be allowed to vote your shares with respect to certain “non-routine” matters. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter, and therefore we do not expect any broker non-votes on this matter. Each other proposal
Opendoor Technologies Inc. // 2022 Proxy Statement	7

to be voted on at the Annual Meeting is a non-routine matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares.
Revoking Your Proxy or Changing Your Vote
Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting. If the shares you own are held in your name, you can revoke a proxy by doing one of the following:
•	filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	duly executing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote; or
•	attending the Annual Meeting and voting electronically. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting.
Any written notice of revocation or subsequent proxy should be sent to us at the following address: Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85281, Attention: Vanessa Gage, Secretary.
If the shares you own are held in street name, you will need to follow the directions provided to you by your bank or brokerage firm to change your vote.
Quorum and Votes Required
The presence electronically or representation by proxy of a majority in voting power of the shares of common stock of the Company entitled to vote at the Annual Meeting is necessary to establish a quorum. Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.
The table below sets forth the vote required for the approval of each proposal before the Annual Meeting, and the effect of votes withheld, abstentions and broker non-votes.
Proposal	Votes Required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative FOR votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect.
The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc. for the Annual Meeting. We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.
8	Opendoor Technologies Inc. // 2022 Proxy Statement

PROPOSAL ONE — ELECTION OF DIRECTORS
The Board has nominated Adam Bain, Pueo Keffer and John Rice as Class II director nominees for election at the Annual Meeting.
Our Board is currently comprised of eight directors. As described in our Certificate of Incorporation, our Board is currently divided into three classes. The following table describes the schedule for the election of our directors over the next three annual meetings and the terms our directors will serve if elected.
Meeting	Class of Directors Standing for Election	Term
2022 Annual Meeting	Class II	Three-year term expiring at 2025 Annual Meeting
2023 Annual Meeting	Class III	Three-year term expiring at 2026 Annual Meeting
2024 Annual Meeting	Class I	Three-year term expiring at 2027 Annual Meeting
If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Adam Bain, Pueo Keffer and John Rice as Class II directors. Adam Bain, Pueo Keffer and John Rice currently serve on our Board and have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.
Our Board of Directors
The biographies of each of our current directors, including our Class II director nominees, are included below. Each of the biographies highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board exemplifies the highest standards of personal and professional integrity and the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
Board Recommendation

Our Board unanimously recommends that you vote “FOR” the election of each of Adam Bain, Pueo Keffer and John Rice as Class II directors.
Opendoor Technologies Inc. // 2022 Proxy Statement	9

DIRECTOR BIOGRAPHIES
Class II director nominees to be elected at the 2022 Annual Meeting (subsequent terms to expire in 2025)
ADAM BAIN Director Since: 2020 Age: 48 Committee Memberships: • Audit • Compensation
Adam Bain has served on our board of directors since December 2020 and previously served as a member of SCH’s board of directors until December 2020. Mr. Bain is a co-managing partner of 01 Advisors, a venture capital firm targeting high-growth technology companies that are making the transition from building a product to building a company, since co-founding the firm in January 2018. Mr. Bain served as a director of IPOA from September 2017 until the consummation of its business combination with Virgin Galactic in October 2019, and continues to serve as a member of Virgin Galactic’s board of directors, where he serves as chair of the nominating and corporate governance committee and a member of the compensation committee. Since November 2016, Mr. Bain has also been an independent advisor and investor in select growth-stage companies. Previously, Mr. Bain was the Chief Operating Officer of Twitter from September 2015 until November 2016, and President of Global Revenue & Partnerships from 2010 to September 2015, where he was responsible for the business lines at the public company. Mr. Bain earned his Bachelor of Arts in English Journalism from Miami University, in Ohio.

Skills and Qualifications: We believe Mr. Bain is qualified to serve as a member of our board of directors because of his significant operating and technology experience and financial experience.

PUEO KEFFER Director Since: 2020 Age: 40 Committee Memberships: • Audit
Pueo Keffer has served on our board of directors since December 2020 and previously served as a member of Opendoor Labs Inc.’s board of directors from October 2015 until December 2020. Mr. Keffer has served as a Managing Director of Access Technology Ventures, the venture capital and growth technology investment arm of Access Industries, since April 2015. From 2009 to April 2015, Mr. Keffer was employed by Redpoint Ventures, most recently as a Partner. Since June 2015, he has served on the board of directors of DigitalOcean Holdings, Inc., a cloud computing platform company. He currently serves on the board of directors of a privately held company. Mr. Keffer holds a B.A. in Economics from Stanford University.

Skills and Qualifications: We believe that Mr. Keffer is qualified to serve as a member of our board of directors because of his extensive experience advising technology companies as a venture capital investor and director of various companies and his financial experience.

JOHN RICE Director Since: 2021 Age: 55 Committee Memberships: • Nominating and Corporate Governance
John Rice has served on our board of directors since March 2021. Mr. Rice is the founder and Chief Executive Officer of Management Leadership for Tomorrow (“MLT”), a national non-profit organization founded in 2001 that fights racial and economic disparities by empowering a new generation of diverse leaders. Prior to MLT, Mr. Rice was an executive with the National Basketball Association from 1996 to 2000, where he served as managing director of NBA Japan and as director of marketing for Latin America, and with the Walt Disney Company in new business development and marketing. Mr. Rice has served as a member of the board of directors of Walker & Dunlop, a publicly-traded real estate finance company, since 2010, where he also serves as chair of the nominating and corporate governance committee and as a member of the compensation committee. He is also a member of the board of directors of Alpha Partners Technology Merger Corp., a publicly traded special purpose acquisition company formed in 2021. Mr. Rice also serves on the board of directors of a privately held diversified real estate fund and is a member of the Yale University board of trustees. Mr. Rice received a B.A. from Yale University and an M.B.A. from Harvard Business School.

Skills and Qualifications: We believe that Mr. Rice is qualified to serve as a member of our board of directors because of his executive leadership skills, strategic planning experience, public company experience and extensive expertise in driving talent development and fostering diversity and inclusion efforts across organizations.

10	Opendoor Technologies Inc. // 2022 Proxy Statement

Class III directors (terms to expire in 2023)
ERIC WU Chief Executive Officer and Chairperson of the Board Director Since: 2020 Age: 39
Eric Wu co-founded Opendoor and has served as our Chief Executive Officer and as Chairman of our board of directors since December 2020. Mr. Wu also served as Opendoor Labs Inc.’s Chief Executive Officer and as a member of Opendoor Labs Inc.'s board of directors from April 2014 to December 2020. Prior to Opendoor Labs Inc., Mr. Wu founded and served as the Chief Executive Officer of Movity.com, a geo-data analytics company acquired by Trulia in 2011. Mr. Wu previously co-founded RentAdvisor.com, an apartment search company specializing in lead generation, which was later acquired by Apartment List. Mr. Wu holds a B.S. in Economics from University of Arizona.

Skills and Qualifications: We believe that Mr. Wu is qualified to serve as a member of our board of directors due to the perspective and experience he brings as our Chief Executive Officer and as a co-founder and his extensive experience in real estate and technology and managing companies.

JASON KILAR Director Since: 2020 Age: 50 Committee Memberships: • Nominating and Corporate Governance (CHAIR)
Jason Kilar has served on our board of directors since December 2020 and also served as a member of Opendoor Labs Inc.’s board of directors from March 2019 until December 2020. Mr. Kilar has served as the Chief Executive Officer of Warner Media, LLC, a media and entertainment company, since May 2020. Mr. Kilar previously co-founded and served as the Chief Executive Officer of Vessel Group, Inc., a video platform company. Prior to Vessel, Mr. Kilar co-founded and served as the Chief Executive Officer of Hulu, LLC, a streaming service company. Mr. Kilar previously served in a variety of senior leadership roles with Amazon.com, Inc., including as Senior Vice President, Worldwide Application Software, and Vice President and General Manager of Amazon’s North American media businesses. Mr. Kilar holds a B.A. in Journalism and Business Administration from University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School.

Skills and Qualifications: We believe that Mr. Kilar is qualified to serve as a member of our board of directors because of his deep expertise in operations as a Chief Executive Officer and seasoned board member, and his extensive experience with technology, high-growth, consumer and digital companies, as highlighted by his experience at Amazon, Hulu, Vessel Group and Warner Media.

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Class I directors (terms to expire in 2024)
CIPORA HERMAN Director Since: 2020 Age: 48 Committee Memberships: • Audit (CHAIR)
Cipora Herman has served on our board of directors since December 2020 and previously served as a member of SCH’s board of directors until December 2020. Since January 2021, Ms. Herman has served as the Chief Financial Officer for LA28, The Los Angeles Organizing Committee for the Olympic and Paralympic Games 2028. Ms. Herman has served on the board of directors of ZipRecruiter since October 2018, where she is chair of the audit committee and a member of the compensation committee. Ms. Herman also previously served on the board of directors of Mindbody, Inc., a software-as-a-service company, from October 2016 to February 2019, and Memery, Inc., a technology startup, from April 2015 to January 2021. From February 2017 until June 2018, Ms. Herman served as Chief Financial Officer of Mori, Inc., a social e-reader platform. From October 2012 to April 2016, Ms. Herman served as the Chief Financial Officer of the National Football League’s San Francisco 49ers, a professional sports team. From 2007 to 2012, Ms. Herman served as the Vice President & Treasurer of Facebook, Inc., a social media company. Ms. Herman holds an A.B. in International Relations, an M.A. in International Development Policy and an M.B.A, each received from Stanford University.

Skills and Qualifications: We believe that Ms. Herman is qualified to serve as a member of our board of directors because of her financial expertise and experience as a director of publicly and privately held companies.

JONATHAN JAFFE Director Since: 2020 Age: 62 Committee Memberships: • Nominating and Corporate Governance
Jonathan Jaffe has served on our board of directors since December 2020 and also served as a member of Opendoor Labs Inc.’s board of directors from June 2018 until December 2020. Mr. Jaffe has served as Co-Chief Executive Officer and Co-President of Lennar Corporation, one of the nation’s largest homebuilders, since November 2020. He has served as a member of the board of directors of Lennar since 2018 (and previously served as a director from 1997 to 2004). He served as Lennar’s President from April 2018 to November 2020 and as Chief Operating Officer from December 2004 to January 2019. Previously, Mr. Jaffe served as Vice President of Lennar from 1994 to April 2018, and prior to that, he served as a Regional President in Lennar’s Homebuilding operations. Mr. Jaffe served as a member of the board of directors of Five Point Holdings, LLC from 2009 to 2020 and currently serves on the board of one privately held company. Mr. Jaffe holds a B.A. in Architecture from the University of Florida.

Skills and Qualifications: We believe that Mr. Jaffe is qualified to serve as a member of our board of directors because of his extensive knowledge of the housing industry and his deep operating experience.

GLENN SOLOMON Director Since: 2020 Age: 53 Committee Memberships: • Compensation (CHAIR)
Glenn Solomon has served on our board of directors since December 2020 and has also served as a member of Opendoor Labs Inc.’s board of directors from February 2015 until December 2020. Since 2006, Mr. Solomon has been a managing partner of GGV Capital, a venture capital firm. He serves as a director of a number of privately held companies and previously served as a director of Domo, Inc. from August 2017 to March 2019 and currently serves as a director of Hashicorp, Inc. Mr. Solomon holds a B.A. in Public Policy from Stanford University and an M.B.A. from Stanford University.

Skills and Qualifications: We believe that Mr. Solomon is qualified to serve as a member of our board of directors because of his extensive experience advising technology companies as a venture capital investor and director of various companies.

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CORPORATE GOVERNANCE
Corporate Governance Highlights
Opendoor is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.
Independent Oversight
• 7 of 8 directors are independent (all except for the Chief Executive Officer)

• Regular executive sessions of independent directors at Board meetings and committee meetings

• Unrestricted access to Company management

• 100% independent Board committees

• Active Board and committee oversight of the Company's strategy and risk management

Board Effectiveness
• Directors possess deep and diverse sets of skills and expertise relevant to oversight of the Company's business operations and strategy

• Annual assessment of director skills to ensure Board meets the Company's evolving oversight needs

• The Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness

• 38% of directors self-identify as having diverse characteristics

• Annual Board and committee self-evaluations

• New director orientation and periodic ongoing education

Stockholder Rights	• One class of common stock with each share entitled to one vote • No stockholder rights plan in place • Stockholder communication process for communicating with the Board
Good Governance Practices
• Code of Business Conduct applicable to directors and all employees

• Insider Trading and Trading Window Policy prohibits hedging transactions, short sales, and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees

• Independent compensation consultant engaged by the Compensation Committee for objective advice

• Change-in-control payments and benefits are double-trigger arrangements

Director Independence
Our Board has determined that all of our non-employee directors, who are listed below, meet the applicable criteria for independence established by the Nasdaq Stock Market LLC (“Nasdaq”). Eric Wu does not qualify as independent under the Nasdaq rules due to his employment as our Chief Executive Officer.
Independent Directors
• Adam Bain • Cipora Herman	• Jonathan Jaffe • Pueo Keffer • Jason Kilar	• John Rice • Glenn Solomon
In arriving at the foregoing independence determinations, the Board reviewed and discussed information provided by the directors with regard to each director's business and personal activities and any relationships they have with us and our management.
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Board Leadership Structure
The Board has determined that the best leadership structure for Opendoor is to combine the Chairperson of the Board and Chief Executive Officer positions, with Mr. Wu serving as Chairperson and Chief Executive Officer. Combining the roles of Chairperson and Chief Executive Officer provides unified leadership by Mr. Wu and allows for a single, clear focus for management to execute the Company's strategy and business plans. Our Board is composed of individuals with extensive experience in the technology industry, real estate industry and public company management. In addition, each of our standing Board committees is composed of, and chaired by, independent directors.
For these reasons and because of the strong leadership of Mr. Wu, our Board has concluded that our current leadership structure is appropriate.
There is no fixed requirement in our Corporate Governance Guidelines that our Chairperson and Chief Executive Officer positions be separate, or that our Chairperson be an employee or elected from among non-employee directors. We believe that it is in the best interests of the Company to maintain the flexibility to evaluate our leadership structure over time as part of Opendoor's ongoing succession planning process. Our Corporate Governance Guidelines provide that an independent “Lead Director” may be elected from among the independent directors when the Chairperson is not an independent director. We do not have a Lead Director.
Board Meetings and Attendance
Board members are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2021, the Board held eight meetings and all directors attended 75% or more of the aggregate number of Board meetings and meetings of the committees on which they then served. We do not maintain a formal policy regarding director attendance at our annual meetings; however, it is expected that directors will attend. Seven Board members attended the 2021 annual meeting.
Executive Sessions of Independent Directors
The Board holds executive sessions of its independent directors no less than two times per year.
Director Orientation and Continuing Education
The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors with orientation sessions regarding the Board and the Company's operations. The orientation consists of presentations by members of senior management on the Company's strategic plans, financial statements and key issues, policies and practices. We also periodically provide materials, updates and presentations, including in regular Board and committee meetings, to all directors on issues and subjects that assist them in fulfilling their responsibilities, such as key industry developments and the competitive landscape. In addition, the Company will pay for certain expenses for any director who wishes to attend seminars, conferences and other continuing education programs designed for directors of public companies.
Process for Board Succession Planning and Selection and Nomination of Directors
As provided in our Corporate Governance Guidelines, the Board, together with the Nominating and Corporate Governance Committee, is responsible for determining the appropriate characteristics, skills, and experience for the Board as a whole and for its individual members. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics and the ability to read and understand basic financial statements. In considering candidates for Board membership, the Board considers additional criteria including relevant expertise, sufficient time to devote to our affairs; excellence in their field, the ability to exercise sound judgment; a commitment to represent the long-term interests of our stockholders; diversity (including diversity of gender, ethnic background and country of origin), age, skills, and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board in the context of the needs of the Board and the Company.
Each year, the Nominating and Corporate Governance Committee assesses the directors to be nominated for election by stockholders at the annual meeting. To ensure that the Board evolves in a manner that serves the business and strategic needs of the Company, before recommending for re-nomination a slate of incumbent directors for an additional term, the Nominating and Corporate Governance Committee will evaluate whether incumbent directors possess the requisite skills
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and perspective, both individually and collectively. In addition, the Board will review those directors' overall service to Opendoor during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors' independence.
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates' independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
Consideration of Board Diversity
The Company believes that a Board made up of highly qualified individuals from diverse backgrounds promotes better corporate governance and performance and effective decision-making. The Board and the Nominating and Corporate Governance Committee are committed to ensuring the Board functions effectively and with appropriate diversity and expertise. 38% of our directors self-identify as having diverse characteristics.
Although the Board has no formal policy on diversity, it has included diversity as a factor that will be taken into consideration by the Nominating and Corporate Governance Committee and the Board when identifying director candidates and recommending or selecting nominees for election by stockholders.
Stockholder Recommendations of Director Candidates
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85281, Attention: Vanessa Gage, Secretary. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Corporate Governance Documents
We believe that good corporate governance is important to ensure that Opendoor is managed for the long-term benefit of our stockholders. Our Nominating and Corporate Governance Committee will periodically review and reassess our Corporate Governance Guidelines, other governance documents and overall governance structure. Complete copies of our Corporate Governance Guidelines and committee charters are available on the “Corporate Governance” section of our website at investor.opendoor.com.
Code of Conduct
The Board has adopted a written code of business conduct and ethics (the “Code of Conduct”), which applies to all of our employees, officers and directors. Our Code of Conduct is available in the “Corporate Governance” section of our website at investor.opendoor.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.
Board Committees
Our Board has established three standing committees — the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee — each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the “Corporate Governance” section of our website located at investor.opendoor.com.
Opendoor Technologies Inc. // 2022 Proxy Statement	15

During 2021, the Audit Committee held nine meetings, the Compensation Committee held four meetings and the Nominating and Corporate Governance Committee held four meetings.
Our Board has determined that all of the members of each of its committees are independent as defined under applicable Nasdaq rules. In addition, all members of the Audit Committee meet the heightened independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all members of the Compensation Committee satisfy the heightened independence requirements of the Nasdaq rules specific to the independence of compensation committee members.

Committee Membership
Name	Audit	Compensation	Nominating and Corporate Governance
Adam Bain	•	•
Cipora Herman	CHAIR +
Jonathan Jaffe			•
Pueo Keffer	•
Jason Kilar			CHAIR
John Rice			•
Glenn Solomon		CHAIR
CHAIR = Committee Chair
+ = Financial Expert
• = Member
Audit Committee Current Committee Members: Cipora Herman (CHAIR) Adam Bain Pueo Keffer
Primary Responsibilities Include:

• Appointing, compensating, retaining and overseeing our independent registered public accounting firm;

• Evaluating the independence of our independent registered public accounting firm;

• Reviewing with our independent registered public accounting firm the scope and results of their audit;

• Approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

• Overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

• Discussing guidelines and policies governing the process by which senior management assesses and manages our exposure to risk, our major financial risk exposures and the steps we have taken to monitor and control such risks;

• Reviewing and approving or ratifying related person transactions;

• Reviewing the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company's internal audit function; and

• Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Financial Expertise and Independence

All members of the Audit Committee meet the independence standards of Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. The Board has determined that Ms. Herman qualifies as an “audit committee financial expert” as defined by SEC rules.

Report

The Report of the Audit Committee is set forth beginning on page 47 of this proxy statement.

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Nominating and Corporate Governance Committee Current Committee Members: Jason Kilar (CHAIR) Jonathan Jaffe John Rice
Primary Responsibilities Include:

• Assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on our Board and, if it deems it appropriate, establishing procedures for stockholders to follow in submitting recommendations for candidates for the Board;

• Reviewing the background and qualifications of individuals being considered as director candidates;

• Recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;

• Reviewing and making recommendations to the Board regarding committee and Board composition and size;

• Overseeing an evaluation of our Board and its committees; and

• Developing and recommending to our Board, and periodically reviewing, the Corporate Governance Guidelines.

Independence

The Nominating and Corporate Governance Committee is composed entirely of directors who are independent under the Nasdaq rules.

Compensation Committee Current Committee Members: Glenn Solomon (CHAIR) Adam Bain
Primary Responsibilities Include:

• Evaluating the performance of our Chief Executive Officer and other executive officers in light of any goals and objectives of the Company's executive compensation plans, and, based on such evaluation, determining and approving, or making recommendations to the Board regarding the compensation level of the Company's executive officers;

• Evaluating the appropriate level of compensation for service on our Board and Board committees by non-employee directors and making recommendations to our Board regarding such compensation;

• Reviewing the executive compensation plans in light of the Company's goals and objectives with respect to such plans, and, if deemed appropriate, adopting, or recommending the Board adopt, new, or amend existing, executive compensation plans; and

• Appointing and overseeing any compensation consultants.

Independence

The Compensation Committee is composed entirely of directors who are independent under Nasdaq rules.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualifies as a non-employee director under Section 16 of the Exchange Act.

Role of Executive Officers and Compensation Consultant

See page 24 of this proxy statement for a discussion of the role of our executive officers and compensation consultant in determining executive compensation.

Opendoor Technologies Inc. // 2022 Proxy Statement	17

The Board's Role in Risk Oversight
The Board recognizes that the achievement of our strategic and commercial objectives involves taking risks and that those risks may evolve over time. The Board has oversight responsibility for Opendoor's risk management function, which is designed to identify, assess and monitor fundamental financial and business risks across the Company's operations and consider ways to address and mitigate those risks. Consistent with this approach, one of the Board's primary responsibilities includes reviewing assessments of, and advising management with respect to, significant risks and issues facing the Company.
In addition, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters.
•
The Audit Committee reviews and discusses guidelines and policies governing the process by which senior management assesses and manages the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

•
The Compensation Committee, in approving and evaluating the Company's executive compensation plans, policies and programs, takes into account the degree of risk to the Company that such plans, policies and programs may create and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company's compensation arrangements; and

•
The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, as well as our overall governance structure.

Our Board does not believe that its role in the oversight of our risks affects the Board's leadership structure.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairperson of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Vanessa Gage, Secretary, Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85281.
Our Executive Officers
The following table sets forth the names, ages and positions of our current executive officers:
Name	Age	Position
Eric Wu*	39	Chief Executive Officer and Chairman of the Board
Carrie Wheeler	50	Chief Financial Officer
Andrew Low Ah Kee	41	President
Daniel Morillo	48	Chief Investment Officer
*	Mr. Wu is a member of our Board. See “Proposal One — Election of Directors” for more information about Mr. Wu.
Carrie Wheeler has served as our Chief Financial Officer since December 2020. Ms. Wheeler also served as Opendoor Labs Inc.’s Chief Financial Officer since September 2020 and previously served as a member of Opendoor Labs Inc.’s board of directors from October 2019 to September 2020. From 1996 to 2017, Ms. Wheeler was with TPG Global, a global private equity firm, including as a Partner and Head of Consumer / Retail Investing. Ms. Wheeler currently serves on the board of directors and on the audit and compensation committees of APi Group Corporation. She has previously served on a number of other corporate boards, including Dollar Tree, Neiman Marcus Group, Inc. and Petco Animal Supplies, Inc. Ms. Wheeler holds a Bachelor of Commerce from Queen’s University.
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Andrew Low Ah Kee has served as our President since December 2020 and as Opendoor Labs Inc.’s President since November 2020. Mr. Low Ah Kee previously served in a range of executive positions at GoDaddy from 2014 to 2020, most recently as Chief Operating Officer. Prior to joining GoDaddy in 2014, Mr. Low Ah Kee was a Director at KKR Capstone where he worked closely with the Consumer, Technology and Media investment teams at KKR & Co. L.P. to evaluate investment opportunities and accelerate portfolio company growth. Before KKR, Mr. Low Ah Kee was a consultant with the Boston Consulting Group. Mr. Low Ah Kee holds a Bachelor of Applied Science from the University of Toronto and an MBA from Harvard Business School.
Daniel Morillo has served as our Chief Investment Officer since January 2021. Prior to joining Opendoor, Mr. Morillo served as a Managing Director and Head of Quantitative Research at Citadel between September 2015 and December 2020. Mr. Morillo previously served as the Global Head of Investment Research for Incapture Investments and the co-head of BlackRock’s Model and Portfolio Solutions group. Mr. Morillo holds a B.S. degree in economics from Universidad San Fran de Quito, an M.S. degree in statistics from the University of Illinois, and a Ph.D. in econometrics from the University of Illinois.
Opendoor Technologies Inc. // 2022 Proxy Statement	19

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding the 2021 compensation program for the principal executive officer, the principal financial officer, the two most highly-compensated executive officers (other than our principal executive officer and principal financial officer) who were serving as our executive officers at the end of 2021 and the two individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as our executive officers at the end of 2021, who we refer to collectively as our “named executive officers.” Our named executive officers for 2021 were:
•	Eric Wu, our Chief Executive Officer (our “CEO”);
•	Carrie Wheeler, our Chief Financial Officer (our “CFO”);
•	Andrew Low Ah Kee, our President;
•	Daniel Morillo, our Chief Investment Officer;
•	Ian Wong, our Chief Technology Officer; and
•	Elizabeth Stevens, our former Head of Legal.
Due to a modification to the Company's management structure, Mr. Wong ceased serving as an executive officer of the Company on May 6, 2021. In addition, on July 27, 2021, Ms. Stevens notified us of her resignation as our Head of Legal, effective September 1, 2021.
Executive Summary
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2021. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board arrived at the specific compensation decisions for our named executive officers in 2021 and discusses the key factors that the Compensation Committee considered in determining their compensation.
2021 Compensation Highlights
Based on our overall operating environment and our financial and operational results, the following key actions were taken with respect to the compensation of our named executive officers for 2021:
•
No Base Salary Increases – The Compensation Committee maintained the annual base salaries of our named executive officers at their 2020 levels (as either established or confirmed in their employment offer letters), except in the case of Ms. Stevens, whose annual base salary was increased to $350,000 to reflect the competitive base salaries of executives holding comparable positions at the companies in our compensation peer group.

•
No Annual Cash Bonus Program – We did have not have an annual cash bonus program in 2021 for our named executive officers and historically have not maintained a formal annual cash bonus program for our named executive officers. For 2021, we awarded sign-on and retention bonuses to Messrs. Low Ah Kee and Morillo in the amounts described below under “Compensation Elements—Sign-On and Retention Bonuses.”

•
Long-Term Incentive Compensation – In line with our philosophy that our compensation program should be heavily weighted toward equity compensation, in 2021 we granted time-based restricted stock units (“TRSUs”) to Mr. Wu and Ms. Stevens and TRSUs and performance-based restricted stock units (“PRSUs”) to Mr. Low Ah Kee. These equity awards are described in detail below under “Compensation Elements—Long-Term Equity Compensation.”

Pay-for-Performance
We believe our executive compensation program is reasonable and competitive, and appropriately balances the goals of attracting, motivating, rewarding and retaining our executive officers, including our named executive officers, with the goal of aligning their interests with those of our stockholders. The annual compensation of our executive officers, including our named executive officers, has varied due to the Business Combination in December 2020. We also expect the annual compensation of our executive officers, including our named executive officers, to vary from year to year based on our
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financial and operational results and individual performance. Our executive compensation program emphasizes “variable” pay over “fixed” pay. We do not determine either “variable” or “fixed” pay with reference to a specific percentage of target total direct compensation.
Going forward, we intend to maintain this emphasis on “variable” over “fixed” pay as we believe this approach provides appropriate incentives for our executive officers to drive our financial performance and create long-term growth.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:
What We Do:	What We Don’t Do:
• Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our compensation policies and practices.

• Independent Compensation Adviser. The Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management. This compensation consultant performed no other consulting or other services for us in 2021.

• Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile.

• Pay-for-Performance Philosophy. The majority of our named executive officers’ target total direct compensation opportunities are structured with a significant long-term equity component, making a substantial portion of each named executive officer’s target total direct compensation dependent upon our overall, long-term success (as measured through our stock price and/or total stockholder return), thereby aligning the interests of our named executive officers and our stockholders.

• “Double-Trigger” Change-in-Control Arrangements. Our post-employment compensation arrangements in the event of a change in control of the Company are “double-trigger” arrangements that require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid.

• Succession Planning. We intend to review the risks associated with our key executive officer positions to ensure adequate succession plans are in development.

• No Executive Retirement Plans. We do not offer pension plans or other defined benefit retirement plans or arrangements to our named executive officers. Our named executive officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other eligible full-time employees.

• Limited Perquisites. We provide limited perquisites and other personal benefits to our named executive officers and such benefits generally are only provided when they serve a legitimate business purpose.

• Limited Tax Reimbursements. We provide limited tax reimbursement payments (including “gross-ups”) on perquisites or other personal benefits, which in 2021 were limited to gross-ups for a COVID-19 relief payment available to all employees and HSR filing fees for Messrs. Wu and Wong.

• No Special Welfare or Health Benefits. Our executive officers participate in our broad-based company-sponsored health and welfare benefit plans and programs on the same basis as our other full-time employees.

• No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross-ups”) on any payments or benefits contingent upon a change in control of the Company.

• No Hedging of Our Equity Securities. We prohibit our executive officers, all other employees and the non-employee members of our Board from engaging in certain derivative transactions and from hedging our securities.

• Limited Pledging of Our Equity Securities. We prohibit our executive officers, all other employees and the non-employee members of our Board from holding our securities in a margin account without the prior approval of the Board or duly authorized committees thereof. We also prohibit pledging our securities as collateral for a loan without the prior consent of our Head of Legal.

• No “single trigger” Change-in-Control Arrangements. We do not provide cash severance or automatic vesting of equity awards based solely upon a change in control of the Company.

• No Stock Option Re-pricing. Our equity incentive and compensation plans do not permit options to be repriced to a lower exercise or strike price without the approval of our stockholders.

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Stockholder Advisory Votes on Named Executive Officer Compensation
At our 2021 Annual Meeting of Stockholders, we conducted our initial non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). Approximately 99.8% of the votes represented and entitled to vote on the matter (excluding broker non-votes and abstentions) were cast for the approval of our named executive officer compensation for 2020. The Compensation Committee considers the result of the Say-on-Pay vote in determining the compensation of our named executive officers. Based on the strong level of support for our executive compensation philosophy, program, and practices demonstrated by the result of this Say-on-Pay vote, among other factors, our Board and the Compensation Committee determined to continue the implementation of our compensation philosophy, further emphasizing our commitment to link pay to performance and aligning the interests of our named executive officers with those of our stockholders. The Compensation Committee determined not to implement significant changes to our executive compensation program for 2021.
We value the opinions of our stockholders. Our goal is to be responsive to our stockholders and ensure that we understand and address their opinions and concerns. Our Board and the Compensation Committee will consider the outcome of this year’s Say-on-Pay vote (see Proposal Three in this proxy statement) as well as future advisory votes on the compensation of our named executive officers, and feedback received throughout the year, when making compensation decisions for our executive officers, including our named executive officers.
At our 2021 Annual Meeting of Stockholders, we also conducted a non-binding stockholder advisory vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-When-on-Pay” vote). Our stockholders expressed a preference for holding future Say-on-Pay votes on an annual, rather than a biennial or triennial, basis. In recognition of this preference and other factors considered, our Board determined that, until the next Say-When-on-Pay vote, we will hold annual Say-on-Pay votes. Accordingly, following the meeting to which this proxy statement relates, our next Say-on-Pay vote will be held at our 2023 Annual Meeting of Stockholders.
Compensation Philosophy and Objectives
We are a company with a “pay for performance” compensation philosophy. Accordingly, our compensation programs are designed to attract, retain and motivate our employees, including our executive officers, by ensuring that such programs are aligned to the market, scalable and flexible for our leaders to operate within and simple and clear for our employees to understand. We typically implement this philosophy by emphasizing equity, rather than cash, compensation.
With respect to our executive compensation program, our key objectives are to:
•	allow us to attract and retain highly qualified executive officers; and
•	provide our executive officers with the opportunity to be owners in the Company.
We believe that our ability to keep our senior executive team engaged and productive is tied to our executive compensation program. In addition, for us to be appropriately positioned to attract new talent, we must be prepared to be, and be perceived as, an employer that offers competitive compensation. Providing our executive officers and other employees with an opportunity to be owners in our business fosters their active engagement in our success and aligns their interests with those of our stockholders.
To achieve our compensation objectives, we historically have provided our executive officers, including our named executive officers, with a compensation package consisting of the following elements:
Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to compensate our executives for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each executive
Long-Term Incentive Compensation	Variable	Equity awards in the form of PRSU awards that may be earned and settled for shares of our common stock and TRSU awards that may vest and be settled for shares of our common stock	Designed to align the interests of our executives and our stockholders by motivating our executives to create sustainable long-term stockholder value
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In addition, from time to time, we may provide cash sign-on and retention bonus arrangements as part of an employment offer. The amount of compensation awarded in these circumstances is established based on the proposed executive officer’s role and responsibilities, long-term potential and our expectations as to the individual’s performance and/or Company performance.
Compensation-Setting Process
Role of the Board of Directors
Prior to the completion of the Business Combination in December 2020, our executive compensation program was administered by the board of directors of Opendoor Labs Inc. ("Opendoor Labs") based on recommendations from its compensation committee. The compensation of our executive officers, including our named executive officers, was reviewed by the compensation committee of Opendoor Labs, including a discussion of the compensation and performance of each executive officer with our CEO as well as our CEO’s recommendations for their compensation. These recommendations were based upon a review of the performance of each executive officer, our overall performance and an assessment of each executive officer's contributions to that performance, internal pay equity considerations and the competitiveness of the market for each executive officer's services. The compensation committee then generally evaluated any recommended compensation adjustments or awards to our executive officers, including our named executive officers, and made recommendations to the board of directors of Opendoor Labs, which ultimately determined the compensation of each executive officer.
Role of the Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, including our named executive officers, and the non-employee members of our Board. Under its charter, the Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and reviews the performance of our executive officers when making decisions with respect to their compensation or recommendations to our Board with respect to their compensation.
The Compensation Committee has retained a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions or recommendations with respect to the compensation of our executive officers, including our named executive officers.
The Compensation Committee reviews our executive compensation program annually. As part of this review process, the Compensation Committee applies the objectives described above within the context of our overall compensation philosophy while simultaneously considering the compensation levels needed to ensure that our executive compensation program remains competitive based on input and market data provided by the Compensation Committee’s compensation consultant. The Compensation Committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key named executive officers.
Setting Target Total Direct Compensation
The Compensation Committee conducts an annual review of the compensation arrangements of our executive officers, including our named executive officers. As part of this review, the Compensation Committee evaluates the base salary levels, any sign-on and retention bonuses, and the long-term incentive compensation opportunities of our executive officers and all related performance criteria.
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The Compensation Committee does not intend to establish a specific target for formulating the target total direct compensation opportunities of our executive officers. Instead, it evaluates both performance and compensation to ensure that the compensation provided to our executive officers is competitive relative to the compensation paid by similar companies in the technology and internet retail sectors, with particular emphasis on our peer companies as described below.
In making decisions about the compensation of our executive officers, the members of the Compensation Committee rely primarily on considerations of various factors, including the following:
•	our executive compensation program objectives;
•	our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;
•
each executive officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys;

•
the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys;

•
the prior performance of each executive officer, based on a subjective assessment of his or her contributions to our overall performance, and ability to lead his or her business unit and work as part of a team;

•	the potential of each executive officer to contribute to our long-term financial, operational and strategic objectives;
•	our CEO’s compensation relative to that of our other executive officers, particularly our other named executive officers, and compensation parity among our executive officers;
•	our financial performance relative to our peers;
•
the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•	the recommendations of our CEO with respect to the compensation of our executive officers (except with respect to his own compensation).
These factors provide the framework for compensation decision-making and final decisions by the Compensation Committee or its recommendations to our Board for final decisions regarding the compensation opportunity for each executive officer.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions or recommendations. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer and business judgment in making decisions and recommendations.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual base salaries, long-term incentive compensation opportunities and other compensation-related matters for our executive officers, including our named executive officers (except with respect to his own compensation), based on his evaluation of their performance for the prior year.
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The Compensation Committee reviews and discusses proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our executive officers or making recommendations to our Board with respect to the compensation of our executive officers. Our CEO also attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of the Compensation Consultant
The Compensation Committee has the authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
We first engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, in May 2018, although the Compensation Committee did not engage Compensia to provide executive and director compensation consulting services on a regular basis until 2019. In 2020 and 2021, the Compensation Committee again engaged Compensia to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, and with the data analysis and selection of the compensation peer group.
In addition to the work Compensia performed in connection with our executive and director compensation practices, Compensia periodically receives requests for information from us or the Compensation Committee pertaining to individual promotions, equity incentive compensation, potential personnel recruitment and other such situations in which market compensation insight may benefit us or the Compensation Committee.
During 2021, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services, including the following:
•	the review, analysis and updating of our compensation peer group;
•
the review and analysis of the base salary levels and long-term incentive compensation opportunities of our executive officers against competitive market data based on the companies in our compensation peer group;

•	a competitive market assessment for executive-level management;
•	an analysis of peer company equity utilization;
•	consultation with the Compensation Committee chair and other members between Compensation Committee meetings; and
•	support on other ad hoc matters throughout the year.
The terms of Compensia’s engagement include reporting directly to the Compensation Committee chair. Compensia also coordinated with our management for data collection and informal market comparisons for our executive officers. In 2021, Compensia did not provide any other consulting or other services to us.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services and the fees associated with the services provided during 2021. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4) and Rule 5605(d)(3)(D) of the Nasdaq rules, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Competitive Positioning
The Compensation Committee believes that comparisons with companies with similar financial characteristics and business profiles are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. Going forward, for purposes of assessing our executive compensation against the competitive market, the Compensation Committee intends to review and consider the compensation levels and practices of a select group of peer companies. This compensation peer group will consist of companies that are similar to us in terms of industry, market
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capitalization and stage of development. The competitive data drawn from this compensation peer group will be one of several factors that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers, including our named executive officers.
The Compensation Committee intends to use data drawn from the companies in a compensation peer group, as well as data drawn from broad-based executive compensation surveys, with an emphasis on publicly-traded San Francisco Bay Area software/software product companies with revenues in a range of approximately 0.2x to 2.0x our revenues over the trailing four fiscal quarters to evaluate the competitive market when determining the total direct compensation packages for our executive officers, including our named executive officers.
The Compensation Committee intends to review our compensation peer group at least annually and make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
Our executive compensation program consists of two principal elements – base salary and long-term incentive compensation in the form of equity awards. It also includes participation in our broad-based health and welfare benefit programs. In addition, certain of our named executive officers also received sign-on or retention bonus payments for 2021.
Base Salaries
We provide a base salary as a fixed source of compensation for our executive officers, including our named executive officers, allowing them a degree of certainty relative to the portion of their variable compensation, which consists of equity awards with values that are generally tied to the price of our common stock and which, prior to the Business Combination, did not provide any opportunity for the executive officers to achieve liquidity. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent. Our current practice is to not provide our executive officers with annual base salaries exceeding $350,000.
The initial base salaries of our executive officers were established at the time they entered into an employment offer letter or confirmatory employment offer letter with us and took into account their qualifications, experience, comparable market data and prior base salary level. Prior to the completion of the Business Combination, the compensation committee of Opendoor Labs reviewed, and adjusted as necessary, the base salaries for each executive officer at least annually.
Following the completion of the Business Combination, the Compensation Committee reviewed the base salaries of our executive officers, including our named executive officers, and determined to maintain their annual base salaries for 2021 at their 2020 levels, except for Ms. Stevens, whose annual base salary was increased to $350,000 to reflect the competitive base salaries of executives holding comparable positions at the companies in our compensation peer group.
Going forward, the Compensation Committee intends to review the annual base salaries of our executive officers, including our named executive officers, as part of its annual review of the compensation arrangements of our executive officers. The Compensation Committee will take into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own annual base salary) and the factors set forth in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.
Long-Term Equity Compensation
We believe that providing long-term incentives in the form of equity awards encourages our executive officers, including our named executive officers, to take a long-term outlook and provides them with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. By providing opportunities for our executive officers, including our named executive officers, to benefit from future successes in the Company through the appreciation of the value of their equity awards, our Board and the Compensation Committee believe that equity awards align our executive officers’ interests and contributions with the long-term interests of our stockholders. In addition, our Board and the Compensation Committee believe that offering meaningful equity ownership in the Company is helpful in retaining our executive officers, including our named executive officers, and other key employees.
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Our named executive officers have been granted TRSU awards, PRSU awards, or a mix of TRSU awards and PRSU awards. Each unit granted pursuant to a TRSU or PRSU award represents a contingent right to receive one share of our common stock for each unit that vests. The size and precise terms of the awards were determined by the compensation committee or the board of directors of Opendoor Labs at the time of hire of, or execution of the confirmatory employment offer letter by, the individual named executive officer. In determining the amount of such awards, each individual's anticipated role, qualifications and experience, and the results of a competitive market data analysis, were considered. For descriptions of equity awards granted to our named executive officers in 2020 and 2021, see “Executive Compensation Tables,” below.
Following the completion of the Business Combination, the Compensation Committee assumed responsibility for reviewing and granting equity awards to our executive officers, including our named executive officers, and granted the equity awards discussed below to Messrs. Wu and Low Ah Kee and Ms. Stevens. These awards were granted in March 2021 following the filing of a Form S-8 registration statement permitting the Company to make equity awards under the Opendoor Technologies Inc. 2020 Incentive Award Plan (the “2020 Plan”). In making its determinations, the Compensation Committee considered the equity awards specified in the employment offer letter or confirmatory employment offer letter of the respective named executive officers, a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own equity award), the economic position of the Company, broader economic conditions, our historical compensation structure, the potential dilutive effect of the awards on our stockholders and the other factors set forth in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.
Equity Awards for Mr. Wu
In late 2019, the board of directors of Opendoor Labs conducted an evaluation of Mr. Wu’s compensation structure. The evaluation was driven by the fact that, at the time, all of Mr. Wu’s existing equity had vested. In addition, other than his founder shares acquired in 2013 and 2014, Mr. Wu had not been awarded any equity since Opendoor Labs was first incorporated in 2013. The Opendoor Labs board of directors desired to structure a compensation package that would (i) support Mr. Wu's enduring engagement and commitment, (ii) motivate him to create significant long-term stockholder value, (iii) recognize the unique market opportunity and extensive time horizon that Opendoor Labs would need to achieve its ultimate vision, and (iv) be fair and aligned with the market, recognizing that there existed a broad set of company peers. At the time the Opendoor Labs board of directors was considering Mr. Wu’s compensation package, the Business Combination was not yet contemplated.
In order to achieve these objectives, the Opendoor Labs board of directors engaged Compensia in late 2019 to assess its founder CEO pay levels and provide input on a potential performance-based equity strategy. Based on the advice of Compensia and other factors, the Opendoor Labs board of directors entered into an employment letter agreement with Mr. Wu on January 6, 2020, which was amended and restated throughout the year in 2020 to account for intervening events, including the pending Business Combination. Ultimately, under the terms of an amended and restated employment agreement, dated September 14, 2020 (the “Wu Agreement”), Mr. Wu received awards of (i) 1,364,561 TRSUs, and (ii) 9,202,707 PRSUs in 2020. The number of TRSUs and PRSUs was adjusted to 2,207,236 and 14,885,774, respectively, to reflect the Business Combination exchange ratio. The 2,207,236 TRSUs vest only if both a service-based condition and a liquidity event condition are satisfied. The liquidity event condition was satisfied in February 2021 upon the effective date of the Company’s registration statement filed under the Securities Act for the sale of our common stock. The service-based condition will be satisfied in 16 successive equal quarterly installments following November 1, 2019. The TRSU award is subject to vesting acceleration as described under “Executive Compensation Tables — Potential Payments Upon Termination or Change in Control.” The vesting of the 14,885,774 PRSUs is discussed below.
Around the same time that the Opendoor Labs board of directors approved the Wu Agreement, they also approved the merger agreement for the Business Combination, which was signed on September 15, 2020. As disclosed in the Company’s Form S-4 registration statement for the Business Combination declared effective on November 27, 2020, the Company entered into a non-binding letter of intent for the Business Combination on August 7, 2020. This letter of intent provided for equity awards to Mr. Wu representing 1% of the outstanding capital stock of Opendoor Labs at closing of the Business Combination on an as-converted basis, or 5,438,506 TRSUs. Although the Form S-4 disclosed the intention to make the grant within 90 days following the closing of the Business Combination, the grant was not made until after the Company’s Form S-8 was filed on March 8, 2021 covering the 2020 Plan. On March 30, 2021, the Compensation Committee granted to Mr. Wu the 5,438,506 TRSUs originally contemplated in August of 2020. In making the grant, the Compensation Committee reviewed the factors considered by the Opendoor Labs board of directors, including peer group information, advice provided by Compensia, market rates for employee and consultant compensation, the economic position of the
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Company, broader economic conditions, the Company’s historical employee and consultant compensation structure, and the potential dilutive effect of equity awards on the Company’s stockholders. The Compensation Committee also sought to bring into balance Mr. Wu's service-based and performance-based equity awards, while still ensuring that the majority of his equity awards, as well as his target total direct compensation, was performance-based. With this final portion of the compensation package awarded, the portion of Mr. Wu’s outstanding equity awards that were wholly performance-based as of the date of the 5,438,506 TRSU grant was 68%.
The 5,438,506 TRSUs are subject to a four-year vesting schedule with 1/16th of the units subject to the award vesting in successive equal quarterly installments following January 15, 2021, subject to Mr. Wu’s continuous service with us through each such vesting date. The TRSU award is subject to vesting acceleration as described under “Executive Compensation Tables — Potential Payments Upon Termination or Change in Control.”
The performance-based vesting conditions of the 14,885,774 PRSUs are, subject to Mr. Wu’s continued performance of services to us through each applicable vesting date, satisfied as to 1/6th of the PRSUs, or 2,480,963 shares, upon the achievement of each of six predetermined share price milestones based on the 60-day volume weighted average closing price (“VWAP”) of our common stock or, if earlier, based on the per share consideration received in connection with a Change of Control (as defined in the Wu Agreement). In the event of a Change of Control structured as a stock-for-stock acquisition, the value of the acquiror’s shares will be valued based on the 60-day VWAP ending on and including the trading day occurring on the day prior to consummation of such Change of Control. The PRSU award is not otherwise entitled to accelerated vesting in connection with a Change of Control. These price milestones, adjusted for the exchange ratio in the Business Combination, are $18.11, $23.54, $30.60, $39.78, $51.71 and $67.23, respectively.
In the event of certain involuntary terminations of employment by Mr. Wu prior to the time that the performance-based vesting criteria of the PRSU award have been satisfied, the PRSU award will remain outstanding and vest as to performance when the applicable share price milestones are satisfied, provided they are satisfied within 60 days after such termination of employment. In the event such share price milestones are not satisfied by the end of such 60-day period, the PRSU award will expire.
Although Mr. Wu has earned the first tranche of the PRSU award at the price milestone of $18.11, he will not earn the second tranche of the award until the 60-day VWAP of our common stock equals or exceeds $23.54 (with additional tranches tied to even higher 60-day VWAPs of $30.60, $39.78, $51.71 and $67.23, respectively).
For illustrative purposes, the table below sets forth the value to all Opendoor stockholders assuming each higher price milestone is achieved, based on the market capitalization of the Company using the closing price of our common stock of $9.85 on March 29, 2022, the Annual Meeting Record Date, and 623,394,756 shares, the number of Opendoor shares outstanding on the Record Date. As shown in the table below, if Mr. Wu achieves all six price milestones under his PRSU award, this would imply a market capitalization of more than $41.9 billion, which is approximately a 590% increase to our market capitalization on March 29, 2022.
Price Milestone	"OPEN" 60-day VWAP ($)	"OPEN" Market Capitalization based on Record Date Shares Outstanding ($)	Approximate Percentage Increase in Market Capitalization at Milestone (%)
Milestone 1	$ 18.11	$ Achieved	Achieved
Milestone 2	23.54	14.7 billion	140%
Milestone 3	30.60	19.1 billion	210%
Milestone 4	39.78	24.8 billion	310%
Milestone 5	51.71	32.2 billion	430%
Milestone 6	67.23	41.9 billion	590%
The Compensation Committee believes the performance targets ensure that Mr. Wu remains highly incentivized over an extended period of time to capitalize on our unique market opportunity to grow the Company and generate stockholder value, while at the same time ensuring his enduring engagement and commitment to the Company.
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Equity Awards for Mr. Low Ah Kee
Pursuant to the offer letter agreement with Mr. Low Ah Kee executed in October 2020, which the Opendoor Labs board of directors negotiated prior to the completion of the Business Combination (the “Low Ah Kee Agreement”), the Compensation Committee granted Mr. Low Ah Kee the following equity awards on March 9, 2021:
Equity Award	Number of Shares
Time-based restricted stock unit ("TRSU") award	4,642,348
Performance-based restricted stock unit ("PRSU") award	808,771
Time-Based Restricted Stock Unit Award – The TRSU award is subject to a four-year vesting schedule with 25% of the total number of units subject to the award vesting November 15, 2021, the first anniversary of his vesting commencement date and 1/16th of the total number of units subject to the award vesting on a quarterly basis thereafter, subject to his continuous service with us through each such vesting date. The TRSU award is subject to vesting acceleration as described under “Executive Compensation Tables — Potential Payments Upon Termination or Change in Control.”
Performance-Based Restricted Stock Unit Award – The PRSU award vests, subject to Mr. Low Ah Kee’s continued performance of services to us through each applicable vesting date, as to 1/5th of the PRSUs, or approximately 161,754 shares, upon the achievement of the share price milestones set forth below. The share price is to be calculated based on the VWAP of our common stock over any 60-day period or, if earlier, based on the per share consideration received in connection with a Change in Control (as defined in the 2020 Plan). In the event of a Change in Control structured as a stock-for-stock acquisition, the value of the acquiror’s shares will be valued based on the 60-day VWAP ending on and including the trading day occurring on the day prior to consummation of such Change in Control. The PRSU award is not otherwise entitled to accelerated vesting in connection with a Change in Control.
In the event of certain involuntary terminations of employment by Mr. Low Ah Kee prior to the time that the performance- based vesting criteria of the PRSU award have been satisfied, the PRSU award will remain outstanding and vest as to performance when the applicable share price milestones are satisfied, provided they are satisfied within 60 days after such termination of employment. In the event such share price milestones are not satisfied by the end of such 60-day period, the PRSU award will expire.
Share Price Milestones
1/5th of the PRSU award shares at $23.54
1/5th of the PRSU award shares at $30.60
1/5th of the PRSU award shares at $39.78
1/5th of the PRSU award shares at $51.71
1/5th of the PRSU award shares at $67.23
Mr. Low Ah Kee will not earn the first tranche of the award until the 60-day VWAP of our common stock equals or exceeds $23.54 (with additional tranches tied to even higher 60-day VWAPs of $30.60, $39.78, $51.71 and $67.23, respectively).
For illustrative purposes, see the table set forth above under “Equity Awards for Mr. Wu” for the value to all Opendoor stockholders assuming each price milestone is achieved.
The Compensation Committee believes the performance targets ensure that Mr. Low Ah Kee remains highly incentivized over an extended period of time to capitalize on our unique market opportunity to grow the Company and generate stockholder value, while at the same time ensuring his enduring engagement and commitment to the Company.
Equity Awards for Ms. Stevens
On March 30, 2021, the Compensation Committee granted to Ms. Stevens two TRSU awards, one that could be settled for 121,316 shares of our common stock (the “First Award”) and one that could be settled for 153,684 shares of our common stock (the “Second Award”).
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The First Award was subject to a one-year vesting schedule with 25% of the units subject to the award vesting on March 1, 2021, the vesting commencement date, and the remaining 75% of the units vesting on the one-year anniversary of the vesting commencement date, subject to her continuous service with us through such vesting date. Due to Ms. Stevens’ separation from the Company on September 1, 2021, the remaining 75% of the First Award was forfeited.
The Second Award was subject to a two-year vesting schedule with 25% of the units subject to the award vesting on June 15, 2021, the vesting commencement date, 50% of the units vesting on the one-year anniversary of the vesting commencement date and 25% of the units vesting on the two-year anniversary of the vesting commencement date, subject to her continuous service with us through each such vesting date. Due to Ms. Stevens’ separation from the Company on September 1, 2021, the remaining 75% of the Second Award was forfeited.
Annual Cash Bonuses
In 2021, as in past years, we did not maintain an annual cash bonus or other incentive plan for our executive officers, including our named executive officers. Instead, our Board and the Compensation Committee relied primarily on the long-term incentive compensation opportunities granted to our executive officers in the form of both the previously granted and newly granted awards using both TRSU awards with time-based vesting requirements and PRSU awards with performance-based vesting requirements.
Sign-On and Retention Bonuses
In order to attract top talent, we from time to time provide sign-on and retention compensation to our executive officers.
In connection with the hire of Mr. Low Ah Kee in November 2020, the board of directors of Opendoor Labs approved a cash sign-on and retention bonus in the amount of $300,000, $150,000 of which was paid within five business days after his employment start date and the remaining $150,000 of which was paid within five business days after the first anniversary of his employment start date. We believed that these bonuses were appropriate as an incentive for Mr. Low Ah Kee to join us and to help retain Mr. Low Ah Kee through the first anniversary of his employment start date, in addition to Mr. Low Ah Kee’s equity awards discussed above.
In connection with the hire of Mr. Morillo in January 2021, we approved a cash sign-on and retention bonus in the aggregate amount of $3,800,000, $1,500,000 of which was paid as a sign-on bonus in January 2021, $1,150,000 of which was paid as a retention bonus in January 2022 after the first anniversary of his employment start date and $1,150,000 of which will be paid as a retention bonus in 2023 within 30 days after the second anniversary of his employment start date, subject to his continuous active employment with us through such anniversary date. We believed that these bonuses were appropriate as an incentive for Mr. Morillo to join us and to help retain Mr. Morillo through the second anniversary of his employment start date.
Health and Welfare Benefits
Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees, subject to the terms and eligibility requirements of such plans. These benefits include medical, dental and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits and reimbursement for mobile phone coverage.
We also sponsor a Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides our executive officers, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis subject to the limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”), to the same extent as our other eligible full-time employees. Participants are able to defer up to 90% of their eligible compensation subject to applicable annual limits under the Code. All participants’ interests in their deferrals are 100% vested when contributed. Currently, we do not match employee contributions to the Section 401(k) Plan. We believe that providing a vehicle for tax-deferred retirement savings though our Section 401(k) Plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
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Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our named executive officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective and for recruitment and retention purposes. During 2021, our named executive officers did not receive perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual, except for Messrs. Wu and Wong. For Messrs. Wu and Wong, the Company paid filing fees of $280,000 and $45,000, respectively, in connection with their compliance with the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”) related to the acquisition of shares of our stock, as well as a separate tax “gross up” payment to each of them for any taxes they incurred in connection with the payment by the Company of the HSR Act filing fee on their behalf.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Offer Letters
We have entered into written employment offer letters with each of our named executive officers. Each of these employment offer letters was approved prior to the Business Combination by the compensation committee and/or board of directors of Opendoor Labs. We believe that these arrangements were necessary to secure the services or the continued service of these individuals in a highly competitive job market.
Each of these employment agreements does not have a specific term, provides for “at will” employment (meaning that either we or the named executive officer may terminate the employment relationship at any time without cause) and generally set forth the named executive officer’s base salary, eligibility to participate in our employee benefit plans and programs in effect for similarly situated employees during his or her employment, in some instances provided for a sign-on bonus and/or retention payment and, in certain instances, provided for certain of the named executive officers to receive equity awards on the terms and conditions as set forth in the employment offer letter. In addition, each named executive officer either agreed to execute and be bound by our Confidential Information and Inventions Assignment Agreement or confirmed that the named executive officer agreed to continue to be bound by the Confidential Information and Inventions Assignment Agreement he or she had previously executed.
Further, each of these employment offer letters provides for certain vesting acceleration benefits upon an involuntary termination of employment. These arrangements are discussed in more detail in “Post-Employment Compensation” below and “Potential Payments upon Termination or Change in Control” elsewhere in this proxy statement.
For a detailed description of the employment offer letters with our named executive officers, see “Employment Offer Letters” below.
Post-Employment Compensation
Certain of the employment offer letters with our named executive officers provide for protections in the event of certain involuntary terminations of employment, including a termination of employment in connection with a change in control of the Company, in exchange for the execution of a general release of claims in favor of the Company. In the event of certain involuntary terminations of employment by Messrs. Wu and Low Ah Kee prior to the time that the performance-based vesting criteria of their PRSU awards have been satisfied, the PRSU awards will remain outstanding and vest as to performance when the applicable performance-based vesting criteria are satisfied, provided they are satisfied within 60 days after such termination of employment. In the event such performance-based vesting criteria are not satisfied by the end of such 60-day period, the PRSU awards will expire.
In addition, we entered into agreements providing for the accelerated vesting of all time-based equity awards upon an involuntary termination of employment in connection with a change in control of the Company with each of our named executive officers in February 2022.
Opendoor Technologies Inc. // 2022 Proxy Statement	31

We believe these provisions provide reasonable compensation in the form of certain limited benefits to the named executive officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing named executive officer to sign a general release of all claims in favor of the Company as a condition to receiving post-employment compensation payments or benefits. We believe that these agreements help maintain our named executive officers’ continued focus on their assigned duties to maximize stockholder value if there is a potential change in control transaction and mitigate the risk of subsequent disputes or litigation.
Under these provisions, all payments and benefits in the event of a change in control of the Company are payable only if there is a connected loss of employment by a named executive officer (a so-called “double-trigger” arrangement). We use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
We are not obligated to provide excise tax payments, which we refer to as gross-ups, to any of our executive officers, including our named executive officers.
We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, is essential to attracting and retaining highly-qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining our named executive officers’ compensation. We do believe, however, that these arrangements are necessary to offer competitive compensation packages.
Hedging and Pledging of Securities
We believe it is improper and inappropriate for any person associated with Opendoor to engage in short-term or speculative transactions involving the Company's securities. Our directors, officers and employees are, therefore, prohibited from engaging in short sales and buying or selling puts, calls, options or other derivative securities of the Company.
Our Insider Trading and Trading Window Policy also prohibits our directors, officers and employees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company's equity securities, whether they are granted to such individual by the Company as part of such person's compensation or otherwise held, directly or indirectly, by such individual.
In addition, we prohibit our executive officers, all other employees and the non-employee members of our Board from holding our securities in a margin account without the prior approval of the Board or duly authorized committees thereof. We also prohibit pledging our securities as collateral for a loan without the prior consent of our Head of Legal.
Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
For federal income tax purposes, publicly-traded companies may be prohibited under Section 162(m) of the Code from deducting employee enumeration in excess of $1 million paid to their chief executive officer, chief financial officer, any other executive officer whose total compensation is required to be reported to stockholders under the Exchange Act by reason of such individual being among the three highest compensated executive officers for the tax year and any executive officer who was subject to the deduction limit in any tax year beginning after December 31, 2016. Even if Section 162(m) may limit the compensation deduction, our Board and the Compensation Committee believe our compensation policies and practices should be designed to help us meet our established goals and objectives. While the Compensation Committee will consider the impact of the Section 162(m) deduction limitation, it intends to continue to compensate our executive officers, including our named executive officers, in a manner that is in the best interest of our stockholders and reserves the right to make compensation decisions that may not be deductible under Section 162(m) where the Compensation Committee determines the compensation to be appropriate and in the best interests of the Company and our stockholders.
32	Opendoor Technologies Inc. // 2022 Proxy Statement

Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is the Financial Accounting Standard Board’s Accounting Standards Codification, Compensation – Stock Compensation (Topic 718) (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
HSR Act Filing Fee
The HSR Act requires that any time certain individuals acquire shares of Company stock and, after such acquisition, hold more than a certain amount of value in stock of the Company, those individuals must make a filing under the HSR Act, unless an exception applies. Due to the value of shares of Company stock acquired by Messrs. Wu and Wong, they were each required to make a filing and related payments under the HSR Act, in the amounts of $280,000 and $45,000, respectively. On March 30, 2021, the Compensation Committee agreed to pay such HSR Act filing fees on behalf of Messrs. Wu and Wong, on a one-time basis, as compensation to them. The Compensation Committee also approved a separate tax gross-up payment to Messrs. Wu and Wong for taxes they incurred in connection with the payment by the Company of the HSR Act filing fees on their behalf.
Opendoor Technologies Inc. // 2022 Proxy Statement	33

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The table below shows compensation of our named executive officers for the fiscal years ended December 31, 2021, 2020 and 2019, to the extent such persons served as named executive officers during such period.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Eric Wu	2021	325,100	—	111,598,143	410,297	112,333,540
Chief Executive Officer	2020	189,584(4)	—	370,051,408(5)	—	370,240,992
	2019	275,000	—	—	—	275,000
Carrie Wheeler	2021	350,000	—	—	—	350,000
Chief Financial Officer	2020	114,722	100,000	50,060,723(6)	—	50,275,445
Andrew Low Ah Kee	2021	350,000	150,000	112,546,679(7)	382	113,047,061
President
Daniel Morillo	2021	345,139	2,650,000	—	—	2,995,139
Chief Investment Officer
Ian Wong	2021	324,986	—	—	74,196	399,182
Chief Technology Officer
Elizabeth Stevens	2021	225,972	—	5,643,000(8)	367	5,869,339
Former Head of Legal	2020	300,000	75,000	—	—	375,000
(1)
Amounts listed represent sign-on and retention bonuses paid to Ms. Wheeler and Messrs. Low Ah Kee and Morillo and a retention bonus paid to Ms. Stevens, each as described above in the section entitled “Compensation Discussion and Analysis  — Sign-On and Retention Bonuses”.

(2)
Amounts listed represent the aggregate grant date fair value of awards granted during the year referenced, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value that may be realized by the named executive officer. For additional information regarding the stock-based awards granted to our named executive officers, please see Note 14. Share-Based Awards to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 and for the year ended December 31, 2020.

(3)
Amount listed represents (a) for Mr. Wu, a $280,000 payment for HSR filing fees and a $130,297 tax gross-up related to the HSR filing fee payment, (b) for Mr. Wong, a $45,000 payment for HSR filing fees and a $29,196 tax gross-up related to the HSR filing fee payment and (c) for Mr. Low Ah Kee and Ms. Stevens, a tax gross-up for a COVID-19 relief payment available to all employees.

(4)	Mr. Wu donated his salary for a portion of 2020 to a relief fund for Company employees affected by staff reductions in force.
(5)
$354,175,995 of this amount represents the grant date fair value of PRSUs which are subject to performance-based vesting conditions (as described below in the section entitled “Employment Offer Letters — Eric Wu Continued Employment Letter Agreement of PRSUs which are subject to performance- Continued Employment Letter Agreement”). Such grant date fair value is based on the probable outcome of such performance-based vesting conditions. The maximum grant date fair value of PRSUs granted to Mr. Wu in 2020 that are subject to performance-based vesting conditions is $438,237,347, which assumes the achievement of the highest level of such performance conditions.

(6)
$3,243,247 of this amount represents the grant date fair value of PRSUs which were subject to performance-based vesting conditions (as described below in the section entitled  “Employment Offer Letters — Carrie Wheeler Offer Letter Agreement which were subject to an Offer Letter Agreement”). Such grant date fair value was based on the probable outcome of such performance-based vesting conditions. The maximum grant date fair value of PRSUs granted to Ms. Wheeler in 2020 that were subject to performance-based vesting conditions is $4,815,000, which assumes the achievement of the highest level of such performance conditions.

(7)
$12,086,268 of this amount represents the grant date fair value of PRSUs which are subject to performance-based vesting conditions (as described below in the section entitled “Employment Offer Letters — Andrew Low Ah Kee Offer Letter Agreement are subject to performance Offer Letter Agreement”). Such grant date fair value is based on the probable outcome of such performance-based vesting conditions. The maximum grant date fair value of PRSUs granted to Mr. Low Ah Kee in 2021 that are subject to performance-based vesting conditions is $17,501,804, which assumes the achievement of the highest level of such performance conditions.

(8)	Due to Ms. Stevens’ separation from the Company on September 1, 2021, 75% of her stock awards granted in 2021 was unvested and forfeited.
34	Opendoor Technologies Inc. // 2022 Proxy Statement

2021 Grants of Plan-Based Awards
The figures in the table below show equity grants made in 2021.
Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards	Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Eric Wu	03/30/2021	—	5,438,506	111,598,143
Carrie Wheeler	—	—	—	—
Andrew Low Ah Kee	03/09/2021	—	4,642,348	100,460,411
	03/09/2021	808,771	—	12,086,268 (2)
Daniel Morillo	—	—	—	—
Ian Wong	—	—	—	—
Elizabeth Stevens	03/30/2021	—	121,316 (3)	2,489,404
	03/30/2021	—	153,684 (3)	3,153,596
(1)
Amounts listed represent the grant date fair value of awards, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value that may be realized by the named executive officer.

(2)
This amount represents the grant date fair value of PRSUs which are subject to performance-based vesting conditions (as described below in the section entitled “— Andrew Low Ah Kee Offer Letter Agreement represents the grant date fair value of PRSUs which a Andrew Low Ah Kee Offer Letter Agreement”), which is based on the probable outcome of such performance-based vesting conditions. The maximum grant date fair value of PRSUs granted to Mr. Low Ah Kee in 2021 that are subject to performance-based vesting conditions is $17,501,804, which assumes the achievement of the highest level of such performance conditions.

(3)	Due to Ms. Stevens’ separation from the Company on September 1, 2021, 75% of her stock awards granted in 2021 was unvested and forfeited.
Employment Offer Letters
Eric Wu Continued Employment Letter Agreement
We entered into a continued employment letter agreement with Mr. Wu, referred to as the Wu Agreement, in January 2020, which the Opendoor Labs board of directors negotiated prior to the contemplation of the Business Combination, which was subsequently amended and restated in September 2020. The Wu Agreement provides for an unspecified term of employment and entitles Mr. Wu to an annual base salary of $325,000 and certain TRSU and PRSU awards (as adjusted to reflect the Business Combination).
Pursuant to the Wu Agreement, Mr. Wu was granted TRSUs and PRSUs in 2020 and 2021, the terms and conditions of which are described under "Compensation Discussion and Analysis — Compensation Elements — Equity Awards for Mr. Wu.”
The Wu Agreement does not provide for any cash severance entitlements or benefit continuation.
Carrie Wheeler Offer Letter Agreement
We entered into an offer letter agreement with Ms. Wheeler in September 2020, which the Opendoor Labs board of directors negotiated prior to the completion of the Business Combination (the “Wheeler Agreement”). The Wheeler Agreement provides for an unspecified term of employment and entitles Ms. Wheeler to a sign-on and retention bonus of $100,000 (which has been paid), an annual base salary of $350,000 and certain RSU awards (as adjusted to reflect the Business Combination).
Pursuant to the Wheeler Agreement, Ms. Wheeler was granted 3,898,277 TRSUs and 485,262 PRSUs in her capacity as our CFO (collectively, the “Wheeler CFO RSUs”), which will vest only if both (i) a liquidity-based vesting condition and (ii) either (a) a time-based vesting condition or (b) a performance-based vesting condition are satisfied, in each case, subject to Ms. Wheeler’s continued employment with us through the applicable vesting date. The liquidity-based vesting condition was satisfied upon the completion of the Business Combination. 3,493,892 of the Wheeler CFO RSUs are further subject to a time-based vesting condition whereby 25% of the award vested on the first anniversary of Ms. Wheeler’s employment start date with us (the “Wheeler Start Date”) and 75% of the award vests in substantially equal quarterly installments over a three-year period thereafter. 404,385 of the Wheeler CFO RSUs are further subject to a time-based vesting condition
Opendoor Technologies Inc. // 2022 Proxy Statement	35

with a vesting commencement date of the third anniversary of the Wheeler Start Date and shall vest in substantially equal quarterly installments over a two-year period commencing on such third anniversary, subject to her continued employment with us on each such vesting date. The unvested Wheeler CFO RSUs are subject to vesting acceleration as described under “— Potential Payments Upon Termination or Change in Control.” 485,262 of the Wheeler CFO RSUs were further subject to a performance-based vesting condition whereby the award vested upon the date on which the 60-day volume weighted average closing price of the Company’s publicly traded class of common stock was at least $16.48.
In addition, Ms. Wheeler was granted 50,160 TRSUs in February 2020 in her capacity as a member of the Opendoor Labs board of directors (the “Wheeler Director RSUs"). The Wheeler Director RSUs vested when the liquidity event condition was satisfied in February 2021 upon the effective date of the Company's registration statement filed under the Securities Act for sale of its common stock. The Wheeler Agreement does not provide for any cash severance entitlements or benefit continuation.
Andrew Low Ah Kee Offer Letter Agreement
We entered into an offer letter agreement with Mr. Low Ah Kee, referred to as the Low Ah Kee Agreement, in October 2020, which the Opendoor Labs board of directors negotiated prior to the completion of the Business Combination. The Low Ah Kee Agreement provides for an unspecified term of employment and entitles Mr. Low Ah Kee to a sign-on bonus of $150,000 and a retention bonus of $150,000 (both of which have been paid), an annual base salary of $350,000 and certain TRSU and PRSU awards (as adjusted to reflect the Business Combination).
Pursuant to the Low Ah Kee Agreement, Mr. Low Ah Kee was granted TRSUs and PRSUs in March 2021, the terms and conditions of which are described under “Compensation Discussion and Analysis  — Compensation Elements — Equity Awards for Mr. Low Ah Kee.” The Low Ah Kee Agreement does not provide for any cash severance entitlements or benefit continuation.
Daniel Morillo Offer Letter Agreement
We entered into an offer letter agreement with Mr. Morillo in October 2020, which the Opendoor Labs board of directors negotiated prior to the completion of the Business Combination (the “Morillo Agreement”). The Morillo Agreement provides for an unspecified term of employment and entitles Mr. Morillo to sign-on and retention bonuses as described in “Compensation Discussion and Analysis — Sign-On and Retention Bonuses,” an annual base salary of $350,000 and certain TRSU and PRSU awards (as adjusted to reflect the Business Combination).
Pursuant to the Morillo Agreement, Mr. Morillo was granted 2,102,805 TRSUs and 485,262 PRSUs in December 2020 (collectively, the “Morillo RSUs”), which will vest only if both (i) a liquidity-based vesting condition and (ii) either (a) a time-based vesting condition or (b) a performance-based vesting condition are satisfied, in each case, subject to Mr. Morillo’s continued employment with us through the applicable vesting date. The liquidity-based vesting condition was satisfied upon the completion of the Business Combination. 1,698,420 of the Morillo RSUs are further subject to a time-based vesting condition whereby 25% of the award vested on the first anniversary of Mr. Morillo’s employment start date with us (the “Morillo Start Date”) and 75% of the award vests in substantially equal quarterly installments over a three-year period thereafter. 404,385 of the Morillo RSUs are further subject to a time-based vesting condition with a vesting commencement date of the third anniversary of the Morillo Start Date and shall vest in substantially equal quarterly installments over a two-year period commencing on such third anniversary, subject to his continued employment with us on each such vesting date. The unvested Morillo RSUs are subject to vesting acceleration as described under “— Potential Payments Upon Termination or Change in Control.” 485,262 of the Morillo RSUs were further subject to a performance-based vesting condition whereby the award vested upon the date on which the 60-day volume weighted average closing price of the Company’s publicly traded class of common stock was at least $16.48. The Morillo Agreement does not provide for any cash severance entitlements or benefit continuation.
Ian Wong Offer Letter Agreement
We entered into an offer letter agreement with Mr. Wong in April 2014, which was amended in September 2020 (as amended, the “Wong Agreement”). The amendment was negotiated by the Opendoor Labs board of directors prior to the completion of the Business Combination. The Wong Agreement provides for an unspecified term of employment and entitles Mr. Wong to an annual base salary of $325,000 and certain TRSU awards (as adjusted to reflect the Business Combination).
36	Opendoor Technologies Inc. // 2022 Proxy Statement

Pursuant to the Wong Agreement, Mr. Wong was granted 2,426,314 TRSUs in May 2019, subject to a five-year vesting schedule, with 25% of the units subject to the award vesting in May 2020 and 1/48th of the units subject to the award vesting in successive equal monthly installments thereafter, subject to Mr. Wong’s continuous service with us through each such vesting date. The TRSU award is subject to vesting acceleration as described under “Executive Compensation Tables — Potential Payments Upon Termination or Change in Control.” The Wong Agreement does not provide for any cash severance entitlements or benefit continuation.
Elizabeth Stevens Offer Letter Agreement
Our offer letter agreement with Ms. Stevens (as amended, the “Stevens Agreement”) provided for an unspecified term of employment and entitled Ms. Stevens to an annual base salary and an award of stock options. The option award vested over four years following her employment start date with 25% vesting on the first anniversary of the vesting commencement date and the remainder vesting in equal monthly installments thereafter, subject to her continued employment on each such vesting date. The Stevens Agreement did not provide for any cash severance entitlements or benefit continuation.
Confidential Information and Invention Assignment Agreements
Pursuant to their offer letter agreements, each of our named executive officers has entered into a Confidential Information and Invention Assignment Agreement which contains, among other things, restrictive covenants pursuant to which such officers agree (i) to refrain from soliciting our customers during the term of their employment and (ii) to refrain from soliciting our employees during the term of their employment and for a period of 12 months thereafter. The Company's standard Confidential Information and Invention Assignment Agreement for executive officers does not contain any non-competition restrictive covenants.
Outstanding Equity Awards at 2021 Fiscal Year End
The figures in the table below show outstanding equity awards as of December 31, 2021. For awards granted prior to the completion of the Business Combination, the number of shares subject to the awards and the exercise prices for the options have been adjusted to reflect the impact of the Business Combination.
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(1)
Eric Wu	02/06/2020(2)	—	—	—	—	596,510	8,715,011	—	—
	09/03/2020(2)	—	—	—	—	507,108	7,408,848	—	—
	12/17/2020(3)	—	—	—	—	—	—	12,404,812	181,234,303
	03/30/2021	—	—	—	—	4,418,787	64,558,478	—	—
Carrie Wheeler	09/03/2020(4)	—	—	—	—	2,402,051	35,093,965	—	—
	12/17/2020(5)	—	—	—	—	404,385	5,908,064	—	—
Andrew Low Ah Kee	3/9/2021(6)	—	—	—	—	3,481,761	50,868,528	—	—
	3/9/2021(7)	—	—	—	—	—	—	808,771	11,816,144
Daniel Morillo	12/17/2020(4)	—	—	—	—	404,385	5,908,065	—	—
	12/17/2020(5)	—	—	—	—	1,273,815	18,610,437	—	—
Ian Wong	5/28/2019(8)	—	—	—	—	909,868	13,293,171	—	—
Elizabeth Stevens	09/29/2017	1	—	1.02	09/01/2024	—	—	—	—
	09/29/2017	113,226	—	1.02	09/01/2024	—	—	—	—
(1)
The amounts in this column were determined based on the closing market price of the Company's common stock on December 31, 2021 of $14.61. These amounts do not reflect the actual economic value that may be realized by the named executive officer.

Opendoor Technologies Inc. // 2022 Proxy Statement	37

(2)
The TRSUs will vest only if both a service-based condition and a liquidity event condition are satisfied, provided that delivery of the shares may be delayed in accordance with the terms of the 2014 Plan and the applicable grant agreements. The liquidity event condition was satisfied upon the effective date of the Company's registration statement filed under the Securities Act for the sale of its common stock. The service-based condition will be satisfied in 16 successive equal quarterly installments following the vesting commencement date.

(3)
The PRSUs will vest upon (i) the occurrence of a listing event and (ii) the satisfaction of performance-based vesting conditions. The completion of the Business Combination satisfied the listing event vesting condition. The performance-based vesting condition will be satisfied, subject to Mr. Wu's continued employment with us through each applicable vesting date, as to 1/6th of the PRSUs upon the achievement of each of six predetermined share price milestones based on the 60-day volume weighted-average closing price of our publicly-traded class of common stock, or if earlier, based on the per share consideration received in connection with a Change in Control (as defined in the Wu Agreement). These milestones are $18.11, $23.54, $30.60, $39.78, $51.71 and $67.23. One-sixth of the PRSUs vested upon the achievement of the $18.11 stock price milestone in 2021.

(4)
The TRSUs will vest only if both (i) a liquidity based vesting condition and (ii) a time-based vesting condition are satisfied, in each case, subject to continued employment with us through the applicable vesting date. The completion of the Business Combination satisfied the liqiudity-based vesting condition. The time-based vesting condition is satisfied as to 25% of the award on the first anniversary of the applicable employment start date and 75% of the award shall vest in substantially equal quarterly installments over a three-year period thereafter.

(5)
The TRSUs will vest only if both (i) a liquidity based vesting condition and (ii) a time-based vesting condition are satisfied, in each case, subject to continued employment with us through the applicable vesting date. The completion of the Business Combination satisfied the liquidity-based vesting condition. The time-based vesting conditions have a vesting commencement date of the third anniversary of the applicable employment start date, and vest in substantially equal quarterly installments over a two-year period commencing on such third anniversary, subject to continued employment with us on each such vesting date.

(6)
The TRSUs are subject to a four-year vesting schedule with 25% of the total number of units subject to the award having vested on November 15, 2021, the first anniversary of his vesting commencement date, and 1/16th of the total number of units subject to the award vesting on a quarterly basis thereafter, subject to continued employment with us on each such vesting date.

(7)
The PRSUs will vest upon the satisfaction of performance-based vesting conditions. The performance-based vesting conditions will be satisfied, subject to Mr. Low Ah Kee’s continued employment with us through each applicable vesting date, as to 1/5th of the PRSUs upon the achievement of each of five predetermined share price milestones based on the 60-day volume weighted average closing price of our publicly traded class of common stock, or if earlier, based on the per share consideration received in connection with a Change in Control (as defined in the Low Ah Kee Agreement). These milestones are $23.54, $30.60, $39.78, $51.71 and $67.23.

(8)
The TRSUs are subject to a five-year vesting schedule with 25% of the total number of units subject to the award having vested in May 2020 and 1/48th of the total number of units vesting on a monthly basis thereafter, subject to continued employment with us on each such vesting date.

Option Exercises and Stock Vested in 2021
The figures in the table below show exercises of stock options and vesting of restricted stock units during the fiscal year ended December 31, 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Eric Wu	—	—	4,604,298	93,979,691
Carrie Wheeler	—	—	1,627,263	26,707,177
Andrew Low Ah Kee	—	—	1,160,587	26,855,983
Daniel Morillo	—	—	909,867	14,358,914
Ian Wong	—	—	1,516,446	24,513,351
Elizabeth Stevens	172,284	2,244,406	402,489	6,233,079
(1)	The amounts in this column were determined based on the closing market price of the Company's common stock on the applicable exercise or vesting date.
(2)	The amounts in this column were determined based on the closing market price of the Company's common stock on the trading day immediately prior to the vesting date.
38	Opendoor Technologies Inc. // 2022 Proxy Statement

Potential Payments Upon Termination or Change in Control
We maintain arrangements that compensate our named executive officers in the event of certain terminations of employment or a change in control of the Company. In particular, the employment offer letters with our named executive officers provide for protections in the event of certain involuntary terminations of employment, including a termination of employment in connection with a change in control of the Company.
Although certain of these offer letters provided for accelerated vesting of equity awards in connection with a change in control of the Company, we entered into written agreements with each of our named executive officers in February 2022 providing for uniform vesting acceleration terms applicable to all existing and future equity awards that are subject to service-based vesting conditions. Pursuant to the accelerated vesting agreements, notwithstanding anything in the 2014 Plan or the 2020 Plan to the contrary, if (1) we consummate a change in control (as defined in the applicable plan) and (2) in connection with or within 12 months after the change in control either (a) the named executive officer’s employment with the Company is terminated without “cause” or (b) the named executive officer resigns from the Company for “good reason” (each as defined the applicable agreement), then 100% of his or her unvested awards will become fully vested as to service. To be eligible to receive this acceleration benefit, a named executive officer must (i) continue to comply with his or her obligations under his or her employment offer letter and Confidential Information and Inventions Assignment Agreement and (ii) execute a general release of claims in favor of the Company.
In the event of certain involuntary terminations of employment by Messrs. Wu and Low Ah Kee prior to the time that the performance-based vesting criteria of their PRSU awards have been satisfied, the PRSU awards will remain outstanding and vest as to performance when the applicable performance-based vesting criteria are satisfied, provided they are satisfied within 60 days after such termination of employment. In the event such performance-based vesting criteria are not satisfied by the end of such 60-day period, the PRSU awards will expire. In the event of a change in control, the performance-based vesting criteria will be determined by reference to the value of shares paid for all of the Company's common stock or, if the change in control is structured as a stock-for-stock acquisition, the value of the acquiror's shares shall be valued based on the 60-day VWAP ending on and including the trading day occurring on the day prior to the consummation of such change in control. The PRSUs are not otherwise entitled to accelerated vesting in connection with a change in control.
Opendoor Technologies Inc. // 2022 Proxy Statement	39

The table below quantifies certain compensation and benefits that would have become payable to each of our named executive officers (i) if his or her employment had terminated on December 31, 2021 without Cause or due to resignation for Good Reason, (ii) if a Change in Control had occurred on December 31, 2021, but there was no termination of the officer's employment and (iii) if a Change in Control had occurred on December 31, 2021, immediately following which the officer's employment was terminated without Cause or due to resignation for Good Reason. The amounts shown are estimates of the amounts that would be received upon a change in control or termination of employment based on the closing market price of the Company’s common stock on December 31, 2021. The actual amounts could be determined only at the time of any actual change in control or termination of employment.
Named Executive Officer	Termination Scenario	Severance ($)	Accelerated Options $	Accelerated RSUs $(1)	Total $(1)
Eric Wu	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change in Control	—	—	(2)	—
	Termination without Cause or Resignation for Good Reason following a Change in Control	—	—	80,682,337(2)	80,682,337
Carrie Wheeler	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change in Control	—	—	—	—
	Termination without Cause or Resignation for Good Reason following a Change in Control	—	—	41,002,030	41,002,030
Andrew Low Ah Kee	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change in Control	—	—	(2)	—
	Termination without Cause or Resignation for Good Reason following a Change in Control	—	—	50,868,528(2)	50,868,528
Daniel Morillo	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change in Control	—	—	—	—
	Termination without Cause or Resignation for Good Reason following a Change in Control	—	—	24,518,502	24,518,502
Ian Wong	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change in Control	—	—	—	—
	Termination without Cause or Resignation for Good Reason following a Change in Control	—	—	13,293,171	13,293,171
Elizabeth Stevens(3)	Termination without Cause or Resignation for Good Reason	—	—	—	—
	Change in Control	—	—	—	—
	Termination without Cause or Resignation for Good Reason following a Change in Control	—	—	—	—
(1)
The amounts assume the value paid for each share of each class of common stock of the Company in connection with the change in control transaction was $14.61, the closing market price of the Company's common stock on December 31, 2021.

(2)
Does not include compensation that would be payable to Messrs. Wu and Low Ah Kee upon completion of a change in control at a price per share that satisfies the performance-based vesting criteria for their PRSU awards. See “Compensation Discussion and Analysis — Compensation Elements — Equity Awards for Mr. Wu” and “Compensation Discussion and Analysis — Compensation Elements — Equity Awards for Mr. Low Ah Kee.”

(3)	Upon Ms. Steven's voluntary resignation (without Good Reason) in September 2021, Ms. Stevens did not receive severance payments nor did the vesting of her equity awards accelerate.
40	Opendoor Technologies Inc. // 2022 Proxy Statement

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.
Non-Employee Director Compensation
Our Non-Employee Director Compensation Policy provides non-employee directors with fixed annual cash retainer fees, as well as long-term equity compensation awards, for their service on the Board. Additional fixed annual cash retainer fees are paid to non-employee directors for committee membership and chairperson service.
The non-employee directors eligible to participate in the Non-Employee Director Compensation Policy are Adam Bain, Cipora Herman, Jonathan Jaffe, Pueo Keffer, Jason Kilar, John Rice and Glenn Solomon. Certain principal features of the compensation provided under the Non-Employee Director Compensation Policy are described in more detail below. The summary is qualified in its entirety by reference to the complete text of the policy.
Cash Compensation
Each non-employee director receives cash compensation for service on the Board. The annual cash compensation amounts are payable in equal quarterly installments, in arrears, promptly following the end of each quarter in which the service occurred, provided that the quarterly payment for each non-employee director is prorated for any partial quarter of service by such non-employee director.
•	Annual Board Service Retainer:
•	All Eligible Directors: $50,000
•	Non-Executive Chair/Lead Director (as applicable): $75,000 (in lieu of above)
•	Annual Committee Member Service Retainer:
•	Member of the Audit Committee: $10,000
•	Member of the Compensation Committee: $7,500
•	Member of the Nominating and Corporate Governance Committee: $5,000
•	Annual Committee Chair Service Retainer (in lieu of Committee Member Service Retainer):
•	Chair of the Audit Committee: $20,000
•	Chair of the Compensation Committee: $15,000
•	Chair of the Nominating and Corporate Governance Committee: $10,000
Prior to the start of each fiscal year, a non-employee director may elect to receive 100% of his or her annual cash compensation for the next fiscal year as TRSUs under the 2020 Plan (or any successor equity plan) for that number of shares equal to (a) the projected annual cash compensation for such non-employee director for the fiscal year based on Board and committee membership as of the first day of such fiscal year divided by (b) the average Fair Market Value (as defined in the 2020 Plan) over the 20 trading days ending on the last trading day of the month preceding the month in which the TRSU grant is made (the “Share Price”). Each such grant will vest in four equal installments on the last trading day in each quarter occurring during such fiscal year. Due to the timing of the closing of the Business Combination, the Compensation Committee approved an exception to the Non-Employee Director Compensation Policy that allowed the non-employee directors to make this election in June 2021. For 2021, all non-employee directors, other than Messrs. Jaffe and Rice, elected to receive their cash compensation in the form of TRSUs, which were granted on June 30, 2021.
Equity Compensation
Unless otherwise provided by the Board, each person who is elected or appointed for the first time to be a non-employee director will automatically, upon the date of his or her initial election or appointment, be granted a TRSU for that number of shares of our common stock equal to $400,000 divided by the Share Price, rounded to the nearest whole share. Each such initial grant will vest in a series of equal annual installments on the first, second and third anniversary of the date of
Opendoor Technologies Inc. // 2022 Proxy Statement	41

grant, provided in each case that the non-employee director continues to be a non-employee director on such vesting date. Pursuant to this provision, director John Rice automatically received a grant, and director Cipora Herman received a grant approved by the Compensation Committee, in each case for 13,342 TRSUs in March 2021.
Unless otherwise provided by the Board, at the close of business on the date of each annual meeting of our stockholders, each person who is then a non-employee director will automatically be granted a TRSU for that number of shares of common stock equal to $200,000 divided by the Share Price, rounded to the nearest whole share. Each such annual grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that the non-employee director continues to be a non-employee director on such vesting date.
Notwithstanding the foregoing, for each non-employee director in office as of immediately prior to the closing of a Change in Control (as defined in the 2020 Plan), their then-outstanding equity awards granted pursuant to the Non-Employee Director Compensation Policy will become fully vested immediately prior to the closing of such Change in Control.
2021 Director Compensation Table
The following table contains information concerning the compensation of our non-employee directors in fiscal year 2021, including pro rata compensation for the period from the completion of the Business Combination to the end of fiscal year 2020.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Adam Bain	—	282,896	282,896
Cipora Herman	—	636,877	636,877
Jonathan Jaffe	57,104	206,622	263,726
Pueo Keffer	—	274,421	274,421
Jason Kilar	—	274,421	274,421
John Rice	43,510	584,201	627,711
Glenn Solomon	—	280,077	280,077
(1)
Amounts listed represent the aggregate grant date fair value of awards granted during the year referenced, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value that may be realized by the non-employee director. Amounts listed include the annual TRSU award for each non-employee director, a one-time new director TRSU award for each of Ms. Herman and Mr. Rice and the optional TRSU awards for each non-employee director who elected to receive his or her cash compensation in the form of TRSUs.

The table below shows the aggregate number of unvested TRSU awards held as of December 31, 2021 by each non-employee director.
Name	TRSUs Outstanding as of December 31, 2021 (#)
Adam Bain	12,277
Cipora Herman	25,619
Jonathan Jaffe	12,277
Pueo Keffer	12,277
Jason Kilar	12,277
John Rice	25,619
Glenn Solomon	12,277
42	Opendoor Technologies Inc. // 2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 18, 2022, by:
•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our voting shares;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Percentage ownership of our voting securities is based on 623,373,775 shares of our common stock issued and outstanding as of March 18, 2022.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
Name and Address of Beneficial Owner(1)	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Holders
AI LiquidRE LLC(2)	53,598,914	8.60%
The Vanguard Group(3)	44,379,397	7.12%
SVF Excalibur (Cayman) Limited(4)	41,420,282	6.64%
T. Rowe Price Associates, Inc.(5)	36,169,638	5.80%
Directors and Executive Officers
Eric Wu(6)	31,381,446	5.03%
Carrie Wheeler	1,779,049	*
Andrew Low Ah Kee(7)	958,101	*
Daniel Morillo	535,919	*
Ian Wong(8)	5,606,087	*
Elizabeth Stevens(9)	811,728	*
Adam Bain(10)	2,799,729	*
Cipora Herman(11)	110,511	*
Jonathan Jaffe	—	*
Pueo Keffer(12)	389,845	*
Jason Kilar(13)	130,574	*
John Rice(14)	5,707	*
Glenn Solomon(15)	25,463,790	4.08%
All current directors and executive officers as a group (11 persons)	69,972,486	11.22%
*	Less than 1% of our outstanding common stock.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 410 N. Scottsdale Road, Suite 1600, Tempe Arizona 85281.
(2)
Based solely on a Schedule 13D filed with the SEC on October 6, 2021, by Access Industries Management, LLC (“AIM”), AI LiquidRE LLC (“AIL”), LBIT 2002 LLC (“LBIT”) and Len Blavatnik (collectively, the “Reporting Persons,” and each, a “Reporting Person”). 53,524,812 shares of common stock are owned directly by AIL and 74,102 shares of common stock are owned directly by LBIT and, in each case, may be deemed to be beneficially owned by AIM and Len Blavatnik because (i) AIM is the controlling entity of AIL and LBIT, respectively, and (ii) Len Blavatnik controls AIM and LBIT and holds a majority of the outstanding voting interests in AIL. Each of the Reporting Persons (other than AIL, with respect to shares held directly by AIL, and LBIT, with respect to shares held directly by LBIT), and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of these securities.

Opendoor Technologies Inc. // 2022 Proxy Statement	43

(3)	Based solely on a Schedule 13G filed with the SEC on February 10, 2022 by The Vanguard Group. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)
Based solely on a Schedule 13G filed with the SEC on February 14, 2022 by SVF Excalibur (Cayman) Limited (“SVF Excalibur”), SVF Endurance (Cayman) Limited (“SVF Endurance”), SoftBank Vision Fund (AIV M1) L.P. (“AIV M1”) and SB Investment Advisers (UK) Limited (“SBIA UK”). The address for each of SVF Excalibur and SVF Endurance is c/o Walkers Corp Ltd., Cayman Corporate Centre, 27 Hospital Road George Town, Grand Cayman, KY1-9008, Cayman Islands. The address for AIV M1 is 251 Little Falls Drive, Wilmington, DE 19808. The address for SBIA UK is 69 Grosvenor Street, London W1K 3JP, United Kingdom.

(5)	Based solely on a Schedule 13G filed with the SEC on February 14, 2022 by T. Rowe Price Associates, Inc. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.
(6)
Includes (i) 28,652,146 shares of common stock held by Eric Wu, (ii) 2,251,441 shares of common stock held by the 2020 Wu Grantor Retained Annuity Trust and (iii) 477,859 shares issuable pursuant to the TRSUs that will vest within 60 days of March 18, 2022.

(7)	Includes (i) 667,955 shares of common stock held by Andrew Low Ah Kee and (ii) 290,146 shares of issuable pursuant to the TRSUs that will vest within 60 days of March 18, 2022.
(8)
Includes (i) 3,937,996 shares of common stock held by Ian Wong, (ii) 1,516,446 shares of common stock held by Diana Shean Ting Chiu and (iii) 151,645 shares issuable pursuant to the TRSUs that will vest within 60 days of March 18, 2022.

(9)
Based solely on a Form 4 filed with the SEC on August 5, 2021 and Company records. Includes (i) 698,501 shares of common stock held by Elizabeth Stevens and (ii) 113,227 shares of common stock issuable upon the exercise of options exercisable as of or within 60 days of March 18, 2022.

(10)
Includes (i) 29,912 shares of common stock held by Adam Bain, (ii) 1,545 shares issuable pursuant to the TRSUs that will vest within 60 days of March 18, 2022, (iii) 225,000 shares of .common stock held by 010118 Management, L.P. (“010118”) and (iv) 2,543,272 shares held by 01 Advisors 01 LP (“01 Advisors”). Mr. Bain is a managing member of 010118 and a managing partner of 01 Advisors and may be deemed a beneficial owner of the shares of common stock held by 010118 and 01 Advisors.

(11)	Includes (i) 108,909 shares of common stock held by Cipora Herman and (ii) 1,602 shares issuable pursuant to the TRSUs that will vest within 60 days of March 18, 2022.
(12)	Includes (i) 388,472 shares of common stock held by Pueo Keffer and (ii) 1,373 shares issuable pursuant to the TRSUs that will vest within 60 days of March 18, 2022.
(13)
Includes (i) 104,938 shares of common stock held by Jason Kilar, (ii) 1,373 shares issuable pursuant to the TRSUs that will vest within 60 days of March 18, 2022 and (iii) 24,263 shares of our common stock issuable upon the exercise of options exercisable as of or within 60 days of March 18, 2022.

(14)	Includes (i) 4,448 shares of common stock held by John Rice and (ii) 1,259 shares issuable pursuant to the TRSUs that will vest within 60 days of March 18, 2022.
(15)
Includes (i) 4,143 shares of common stock held by Glenn Solomon, (ii) 1,488 shares issuable pursuant to the TRSUs that will vest within 60 days of March 18, 2022, (iii) 44,496 shares of common stock held by The Solomon Family Trust, (iv) 17,442,762 shares of common stock held of record by GGV Capital V L.P. (“GGCV”), (v) 7,330,756 shares of common stock held of record by GGV Capital Select L.P. (“GGCS”) and (vi) 640,145 shares of common stock held of record by GGV Capital V Entrepreneurs Fund L.P. (“GGCVEF”). GGV Capital V L.L.C. (“GGCV LLC”) is the General Partner of GGCV and GGCVEF. GGV Capital Select L.L.C. (“GGCS LLC”) is the General Partner of GGCS. Mr. Solomon is a managing director of GGCV LLC and GGCS LLC, shares voting and investment power with respect to these shares and, accordingly, may be deemed to beneficially own these shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers (as defined under Rule 16a-1(f) under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons other than one Form 4 with one transaction for each of Ms. Wheeler and Messrs. Morillo and Wu in 2021, and one Form 4 with one transaction for Mr. Solomon in 2020, all of which were inadvertently filed late.
44	Opendoor Technologies Inc. // 2022 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Approval of Related Person Transactions
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). We have a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Company's Head of Legal by both the related person and the person at the Company responsible for such potential related person transaction.
If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Head of Legal is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Any proposed transaction that has been identified as a related person transaction may be consummated or materially amended only following approval by the Audit Committee in accordance with the provisions of our policy. No director may participate in the approval of a related person transaction for which such director is a related person. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the related person transaction shall be approved by another independent body of our Board. Any related person transaction, if not a related person transaction when originally consummated, or if not initially identified as a related person transaction prior to consummation, shall be submitted to the Audit Committee for review and ratification as soon as reasonably practicable. The Audit Committee shall consider whether to ratify and continue, amend and ratify or terminate and rescind such related person transaction.
Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions.
There are no related party transactions entered into since January 1, 2021 requiring disclosure.
Opendoor Technologies Inc. // 2022 Proxy Statement	45

PROPOSAL TWO — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider its appointment of Deloitte & Touche LLP. Deloitte & Touche LLP served as our independent registered public accounting firm for the year ended December 31, 2021. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.
As previously disclosed in the Form 8-K filed with the SEC on December 18, 2020 (the “Form 8-K”), on December 18, 2020, the Audit Committee approved the engagement of Deloitte & Touche LLP as the Company's independent registered public accounting firm, effective immediately. On the same date, the Audit Committee dismissed Marcum LLP (“Marcum”) as the Company's independent registered public accounting firm.
In connection with the Business Combination, SCH had engaged Marcum to audit its financial statements included in SCH's registration statement on Form S-4 filed with the SEC. The report of Marcum on the financial statements of SCH as of December 31, 2019, and for the period from October 18, 2019 (inception) through December 31, 2019, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about the Company's ability to continue as a going concern.
During the period from October 18, 2019 (inception) to December 31, 2019, and the subsequent interim period through December 18, 2020, there were no disagreements between SCH and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on SCH's financial statements for such period. During the period from October 18, 2019 (inception) to December 31, 2019, and the subsequent interim period through December 18, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
During the years ended December 31, 2019 and December 31, 2018 and the subsequent interim period through December 18, 2020, we did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).
We provided Marcum with a copy of the foregoing disclosures and requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by Opendoor set forth above. A copy of Marcum's letter, dated December 18, 2020, was filed as Exhibit 16.1 to the Form 8-K.
Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.
46	Opendoor Technologies Inc. // 2022 Proxy Statement

Principal Accountant Fees and Services
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to Opendoor Technologies Inc. for the fiscal years ended December 31, 2021 and 2020.
Fee Category (in thousands)	2021	2020
Audit Fees (1)	$2,940	$1,217
Audit-Related Fees (2)	778	2,839
Tax Fees (3)	437	469
All Other Fees (4)	60	—
Total Fees	$4,215	$4,525
(1)
Audit fees consist of fees for professional services rendered in connection with the annual audits of our consolidated financial statements and consultations on accounting matters directly related to the audit.

(2)
Audit-related fees consist of fees for professional services rendered in connection with (1) financial statements incorporated in SEC filings during 2021 and (2) agreed upon procedures related to certain compliance audits.

(3)	Tax fees consist of fees billed for services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees consist of fees for all other services not included in the categories set forth above.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee on a case-by-case basis (“specific pre-approval”) or (ii) pre-approved on a collective basis pursuant to the Pre-Approval Policy entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“collective pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received collective pre-approval, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence.
All of the services of Deloitte & Touche LLP for 2021 and 2020 described above were pre-approved by the Audit Committee.
Report of the Audit Committee
The Audit Committee has reviewed the audited consolidated financial statements of Opendoor Technologies Inc. (the “Company”) for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Cipora Herman (Chair)
Adam Bain
Pueo Keffer
Opendoor Technologies Inc. // 2022 Proxy Statement	47

PROPOSAL THREE — APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay Vote”, gives our stockholders the opportunity to express their views on our named executive officers' compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
We encourage our stockholders to review the “Executive Compensation” section of this proxy statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. The next Say-on-Pay Vote will occur at the 2023 annual meeting of stockholders.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Opendoor Technologies Inc. approve, on an advisory (non-binding) basis, the 2021 compensation of Opendoor Technologies Inc.'s named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Opendoor Technologies Inc.'s proxy statement for the Annual Meeting of Stockholders.”
Board Recommendation

Our Board unanimously recommends a vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the 2021 compensation of our named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Opendoor Technologies Inc.'s proxy statement for the Annual Meeting of Stockholders.
48	Opendoor Technologies Inc. // 2022 Proxy Statement

ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85281. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 9, 2022. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Secretary, Vanessa Gage.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2023 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than February 24, 2023 and not before January 25, 2023. The next Say-on-Pay Vote will occur at the 2023 annual meeting of stockholders. However, if the 2023 annual meeting of stockholders is more than 30 days earlier, or more than 60 days later, than the first anniversary of the Annual Meeting, notice must be so delivered or received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the date on which public disclosure of the date of such annual meeting was made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2023 annual meeting of stockholders.
Householding of Annual Meeting Materials
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
In addition to the use of the mails, proxies may be solicited by telephone and email by directors, officers and other employees of Opendoor who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
Opendoor Technologies Inc. // 2022 Proxy Statement	49

We have also engaged MacKenzie Partners to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. Any stockholder needing assistance in voting their shares should contact MacKenzie Partners, Inc. at (800) 322-2885 (Toll Free) or via email at proxy@mackenziepartners.com.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD AS OF MARCH 29, 2022, AND TO EACH BENEFICIAL STOCKHOLDER AS OF THAT DATE UPON WRITTEN REQUEST MADE TO VANESSA GAGE, SECRETARY, OPENDOOR TECHNOLOGIES INC., 410 N. SCOTTSDALE ROAD, SUITE 1600, TEMPE, ARIZONA 85281. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ELECTRONICALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Eric Wu
Chief Executive Officer and Chairman of the Board
Tempe, Arizona
April 8, 2022
50	Opendoor Technologies Inc. // 2022 Proxy Statement

Opendoor

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OPEN2022**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D76077-P63941

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OPENDOOR TECHNOLOGIES INC.

The Board of Directors recommends you vote FOR All the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Adam Bain
02) Pueo Keffer
03) John Rice

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: Your proxy holder will also vote on any other business as may properly come before the meeting or any adjournment thereof.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D76078-P63941

OPENDOOR TECHNOLOGIES INC.
Annual Meeting of Stockholders
May 25, 2022, 9:30 AM, Pacific Time
This Proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Carrie Wheeler and Vanessa Gage, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OPENDOOR TECHNOLOGIES INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Pacific Time on May 25, 2022, at www.virtualshareholdermeeting.com/OPEN2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE